Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253421

GS Finance Corp. $13,144,000 Leveraged Basket-Linked Notes due 2022 guaranteed by The Goldman Sachs Group, Inc.

The notes do not bear interest. The amount that you will be paid on your notes on the stated maturity date (September 27, 2022) is based on the performance of an unequally-weighted basket comprised of the common stock, common shares, limited partnership units, ordinary shares, capital stock or American depositary shares (basket stocks) of 179 companies as measured from the trade date (August 23, 2021) to and including the determination date (September 23, 2022). For a full list of the basket stocks, see page S-3.

The initial basket level is 100 and the final basket level will equal the sum of the products, as calculated for each basket stock, of: (i) its final stock price on the determination date divided by its initial stock price multiplied by (ii) its initial weighted value set forth on page S-3.

If the final basket level on the determination date is greater than the initial basket level, the return on your notes will be positive and will equal 1.5 times the basket return, subject to the maximum settlement amount of $1,134.25 for each $1,000 face amount of your notes. If the final basket level is less than the initial basket level, the return on your notes will be negative and will equal the basket return.

To determine your payment at maturity, we will calculate the basket return, which is the percentage increase or decrease in the final basket level from the initial basket level. At maturity, for each $1,000 face amount of your notes, you will receive an amount in cash equal to:

•

if the basket return is positive (the final basket level is greater than the initial basket level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 1.5 times (c) the basket return, subject to the maximum settlement amount; or

•

if the basket return is zero or negative (the final basket level is equal to or less than the initial basket level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page S-22.

The estimated value of your notes at the time the terms of your notes are set on the trade date is equal to approximately $985 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Original issue date: August 30, 2021	Original issue price: 100% of the face amount
Underwriting discount: 0.71% of the face amount	Net proceeds to the issuer: 99.29% of the face amount

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Prospectus Supplement No. 3,569 dated August 23, 2021.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially.  We may decide to sell additional notes after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale.  Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $985 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $5 per $1,000 face amount).

Prior to November 23, 2021, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through November 22, 2021). On and after November 23, 2021, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc.  This prospectus includes this prospectus supplement and the accompanying documents listed below.  This prospectus supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

•Prospectus supplement dated March 22, 2021

•Prospectus dated March 22, 2021

The information in this prospectus supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this prospectus supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, March 22, 2021.

Terms AND CONDITIONS

CUSIP / ISIN: 40057JBU9 / US40057JBU97

Company (Issuer): GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Basket: an unequally weighted basket comprised of the 179 basket stocks

Basket stocks (each individually, a basket stock): the 179 common stocks, common shares, limited partnership units, ordinary shares, capital stock or American depositary shares (“ADSs”) listed below; for each basket stock, its current Bloomberg ticker, basket stock issuer, type of security, current primary listing, initial weight in the basket, initial weighted value and initial price are set forth below:

Basket Stock	Current Bloomberg Ticker	Type of Security	Current Primary Listing	Initial Weight in the Basket	Initial Weighted Value	Initial Stock Price (USD)
2U, Inc.	TWOU	Common Stock	The Nasdaq Global Select Market	2.50%	2.50	$36.50
Adobe Inc.	ADBE	Common Stock	The Nasdaq Global Select Market	0.53%	0.53	$656.86
Adtalem Global Education Inc.	ATGE	Common Stock	New York Stock Exchange	0.83%	0.83	$36.85
AECOM	ACM	Common Stock	New York Stock Exchange	1.54%	1.54	$62.94
AGCO Corporation	AGCO	Common Stock	New York Stock Exchange	0.38%	0.38	$131.93
Allison Transmission Holding, Inc.	ALSN	Common Stock	New York Stock Exchange	0.21%	0.21	$37.03
Alphabet Inc.	GOOGL	Class A Common Stock	The Nasdaq Stock Market LLC	0.55%	0.55	$2,800.83
Alteryx, Inc.	AYX	Class A Common Stock	New York Stock Exchange	0.16%	0.16	$71.99
Amazon.com, Inc.	AMZN	Common Stock	The Nasdaq Global Select Market	0.40%	0.40	$3,265.87
Anaplan, Inc.	PLAN	Common Stock	New York Stock Exchange	0.22%	0.22	$60.54
Archer-Daniels-Midland Company	ADM	Common Stock	New York Stock Exchange	0.37%	0.37	$59.31
Armstrong World Industries, Inc.	AWI	Common Stock	New York Stock Exchange	0.19%	0.19	$105.79
Ashland Global Holdings Inc	ASH	Common Stock	New York Stock Exchange	0.24%	0.24	$84.77
AstraZeneca PLC	AZN	An ADS, representing one-half of one ordinary share	New York Stock Exchange	0.33%	0.33	$58.80
Atlassian Corporation Plc	TEAM	Class A Ordinary Share	The Nasdaq Global Select Market	0.56%	0.56	$352.49
AutoNation, Inc.	AN	Common Stock	New York Stock Exchange	0.34%	0.34	$113.79
AutoZone, Inc.	AZO	Common Stock	New York Stock Exchange	0.44%	0.44	$1,622.98
Avalara, Inc.	AVLR	Common Stock	New York Stock Exchange	0.24%	0.24	$171.64
Axon Enterprise, Inc.	AXON	Common Stock	The Nasdaq Global Select Market	0.29%	0.29	$186.73
Bank of America Corporation	BAC	Common Stock	New York Stock Exchange	0.56%	0.56	$40.91
Beyond Meat, Inc.	BYND	Common Stock	The Nasdaq Stock Market LLC	0.30%	0.30	$121.49
BioMarin Pharmaceutical Inc	BMRN	Common Stock	The Nasdaq Global Select Market	0.23%	0.23	$75.47
Box, Inc.	BOX	Class A Common Stock	New York Stock Exchange	0.15%	0.15	$25.21
Bright Horizons Family Solutions Inc.	BFAM	Common Stock	New York Stock Exchange	2.75%	2.75	$143.03
Broadcom Inc.	AVGO	Common Stock	The Nasdaq Global Select Market	0.43%	0.43	$482.45
Brookfield Infrastructure Partners L.P	BIP	Limited Partnership Unit	New York Stock Exchange	0.31%	0.31	$55.95
Burlington Stores, Inc.	BURL	Common Stock	New York Stock Exchange	0.43%	0.43	$342.03
Carter's, Inc.	CRI	Common Stock	New York Stock Exchange	0.30%	0.30	$105.64
Carvana Co.	CVNA	Class A Common Stock	New York Stock Exchange	0.51%	0.51	$357.58
Caterpillar Inc.	CAT	Common Stock	New York Stock Exchange	1.75%	1.75	$209.14
Celanese Corporation	CE	Common Stock	New York Stock Exchange	0.40%	0.40	$155.45
Cemex, S.A.B. de C.V.	CX	An ADS, representing ten ordinary participation certificates	New York Stock Exchange	0.71%	0.71	$7.92
Centene Corporation	CNC	Common Stock	New York Stock Exchange	0.44%	0.44	$64.53

Chegg, Inc.	CHGG	Common Stock	New York Stock Exchange	2.91%	2.91	$80.30
Chipotle Mexican Grill, Inc.	CMG	Common Stock	New York Stock Exchange	0.42%	0.42	$1,912.00
Citizens Financial Group, Inc.	CFG	Common Stock	New York Stock Exchange	0.51%	0.51	$42.81
Clean Harbors, Inc.	CLH	Common Stock	New York Stock Exchange	0.15%	0.15	$101.29
Colfax Corporation	CFX	Common Stock	New York Stock Exchange	0.24%	0.24	$47.17
Constellation Brands, Inc.	STZ	Class A Common Stock	New York Stock Exchange	0.32%	0.32	$216.01
CoStar Group, Inc.	CSGP	Common Stock	The Nasdaq Global Select Market	0.39%	0.39	$83.56
Coupa Software Incorporated	COUP	Common Stock	The Nasdaq Stock Market LLC	0.25%	0.25	$224.81
Cummins Inc.	CMI	Common Stock	New York Stock Exchange	1.27%	1.27	$235.25
Deere & Company	DE	Common Stock	New York Stock Exchange	2.33%	2.33	$362.80
DexCom, Inc.	DXCM	Common Stock	The Nasdaq Stock Market LLC	0.51%	0.51	$512.72
DocuSign, Inc.	DOCU	Common Stock	The Nasdaq Global Select Market	0.48%	0.48	$290.89
Domino's Pizza, Inc.	DPZ	Common Stock	New York Stock Exchange	0.46%	0.46	$509.52
Dycom Industries, Inc.	DY	Common Stock	New York Stock Exchange	0.43%	0.43	$74.62
Eagle Materials Inc.	EXP	Common Stock	New York Stock Exchange	0.52%	0.52	$151.64
Eaton Corporation plc	ETN	Ordinary Share	New York Stock Exchange	0.43%	0.43	$168.84
Elastic N.V.	ESTC	Ordinary Share	New York Stock Exchange	0.25%	0.25	$157.29
EMCOR Group, Inc.	EME	Common Stock	New York Stock Exchange	0.49%	0.49	$119.59
EPAM Systems, Inc.	EPAM	Common Stock	New York Stock Exchange	0.39%	0.39	$626.63
Etsy, Inc.	ETSY	Common Stock	The Nasdaq Global Select Market	0.35%	0.35	$196.58
Exact Sciences Corporation	EXAS	Common Stock	The Nasdaq Stock Market LLC	0.25%	0.25	$97.59
Expedia Group, Inc.	EXPE	Common Stock	The Nasdaq Global Select Market	0.43%	0.43	$142.84
Facebook, Inc.	FB	Class A Common Stock	The Nasdaq Stock Market LLC	0.56%	0.56	$363.35
Fifth Third Bancorp	FITB	Common Stock	The Nasdaq Stock Market LLC	0.52%	0.52	$38.04
Five Below, Inc.	FIVE	Common Stock	The Nasdaq Stock Market LLC	0.41%	0.41	$227.43
Five9, Inc.	FIVN	Common Stock	The Nasdaq Global Select Market	0.28%	0.28	$182.43
Floor & Decor Holdings, Inc.	FND	Class A Common Stock	New York Stock Exchange	0.38%	0.38	$116.98
FMC Corporation	FMC	Common Stock	New York Stock Exchange	0.30%	0.30	$89.09
Fortinet, Inc.	FTNT	Common Stock	The Nasdaq Stock Market LLC	0.64%	0.64	$307.52
frontdoor, inc.	FTDR	Common Stock	The Nasdaq Stock Market LLC	0.94%	0.94	$41.91
Genuine Parts Company	GPC	Common Stock	New York Stock Exchange	0.40%	0.40	$122.53
Gerdau S.A.	GGB	An ADS, representing one preferred share	New York Stock Exchange	0.65%	0.65	$5.15
Graco Inc	GGG	Common Stock	New York Stock Exchange	0.32%	0.32	$77.46
Graham Holdings Company	GHC	Class B Common Stock	New York Stock Exchange	1.29%	1.29	$606.47
Grand Canyon Education Inc	LOPE	Common Stock	The Nasdaq Global Select Market	1.67%	1.67	$86.26
Granite Construction Incorporated	GVA	Common Stock	New York Stock Exchange	0.34%	0.34	$39.45
Grocery Outlet Holding Corp.	GO	Common Stock	The Nasdaq Global Select Market	0.05%	0.05	$25.86
Guardant Health Inc	GH	Common Stock	The Nasdaq Global Select Market	0.25%	0.25	$108.54
H&R Block Inc	HRB	Common Stock	New York Stock Exchange	3.06%	3.06	$25.39
Hanesbrands Inc.	HBI	Common Stock	New York Stock Exchange	0.38%	0.38	$19.23
Herc Holdings Inc.	HRI	Common Stock	New York Stock Exchange	0.28%	0.28	$125.19
Honeywell International Inc	HON	Common Stock	The Nasdaq Stock Market LLC	0.38%	0.38	$229.11
Houghton Mifflin Harcourt Company	HMHC	Common Stock	The Nasdaq Stock Market LLC	0.83%	0.83	$13.68
HubSpot, Inc.	HUBS	Common Stock	New York Stock Exchange	0.66%	0.66	$675.23
Huntington Ingalls Industries, Inc.	HII	Common Stock	New York Stock Exchange	0.37%	0.37	$205.98
Huntsman Corp	HUN	Common Stock	New York Stock Exchange	0.21%	0.21	$24.78
IDEX Corporation	IEX	Common Stock	New York Stock Exchange	0.38%	0.38	$221.72
Illinois Tool Works Inc.	ITW	Common Stock	New York Stock Exchange	0.38%	0.38	$230.77
Incyte Corporation	INCY	Common Stock	The Nasdaq Stock Market LLC	0.20%	0.20	$75.53
International Paper Company	IP	Common Share	New York Stock Exchange	0.40%	0.40	$58.46
Invitae Corporation	NVTA	Common Stock	New York Stock Exchange	0.21%	0.21	$27.44
ITT Inc.	ITT	Common Stock	New York Stock Exchange	0.20%	0.20	$94.76

Jacobs Engineering Group, Inc.	J	Common Stock	New York Stock Exchange	1.67%	1.67	$132.94
Johnson Controls International plc	JCI	Ordinary Share	New York Stock Exchange	0.43%	0.43	$74.17
JPMorgan Chase & Co	JPM	Common Stock	New York Stock Exchange	0.56%	0.56	$156.70
KBR, Inc.	KBR	Common Stock	New York Stock Exchange	0.55%	0.55	$38.09
Laureate Education, Inc.	LAUR	Class A Common Stock	The Nasdaq Global Select Market	0.48%	0.48	$15.78
lululemon athletica inc	LULU	Common Stock	The Nasdaq Stock Market LLC	0.91%	0.91	$404.36
Macquarie Infrastructure Corporation	MIC	Common Stock	New York Stock Exchange	0.43%	0.43	$39.34
Martin Marietta Materials, Inc.	MLM	Common Stock	New York Stock Exchange	1.54%	1.54	$378.46
Masco Corporation	MAS	Common Stock	New York Stock Exchange	0.38%	0.38	$60.86
MasTec. Inc.	MTZ	Common Stock	New York Stock Exchange	1.18%	1.18	$90.11
McDonald's Corporation	MCD	Common Stock	New York Stock Exchange	0.37%	0.37	$239.66
Medallia, Inc.	MDLA	Common Stock	New York Stock Exchange	0.15%	0.15	$33.76
MetLife, Inc.	MET	Common Stock	New York Stock Exchange	0.53%	0.53	$61.17
MongoDB, Inc.	MDB	Class A Common Stock	The Nasdaq Stock Market LLC	0.39%	0.39	$375.76
Monster Beverage Corporation	MNST	Common Stock	The Nasdaq Global Select Market	0.45%	0.45	$96.75
Morgan Stanley	MS	Common Stock	New York Stock Exchange	0.68%	0.68	$102.16
Netflix, Inc.	NFLX	Common Stock	The Nasdaq Global Select Market	0.38%	0.38	$553.33
New Relic, Inc.	NEWR	Common Stock	New York Stock Exchange	0.15%	0.15	$75.88
NovoCure Limited	NVCR	Ordinary Share	The Nasdaq Global Select Market	0.18%	0.18	$135.11
Okta, Inc.	OKTA	Class A Common Stock	The Nasdaq Stock Market LLC	0.35%	0.35	$235.68
Olin Corporation	OLN	Common Stock	New York Stock Exchange	0.30%	0.30	$45.27
Ollie's Bargain Outlet Holdings, Inc.	OLLI	Common Stock	The Nasdaq Stock Market LLC	0.28%	0.28	$83.82
O'Reilly Automotive, Inc.	ORLY	Common Stock	The Nasdaq Stock Market LLC	0.42%	0.42	$602.60
Oshkosh Corporation	OSK	Common Stock	New York Stock Exchange	1.02%	1.02	$113.29
Packaging Corporation of America	PKG	Common Stock	New York Stock Exchange	0.36%	0.36	$146.98
Palo Alto Networks, Inc.	PANW	Common Stock	New York Stock Exchange	0.40%	0.40	$372.57
Parker-Hannifin Corporation	PH	Common Share	New York Stock Exchange	0.35%	0.35	$294.56
Paycom Software, Inc.	PAYC	Common Stock	New York Stock Exchange	0.42%	0.42	$476.82
Paylocity Holding Corporation	PCTY	Common Stock	The Nasdaq Global Select Market	0.13%	0.13	$257.43
PayPal Holdings, Inc.	PYPL	Common Stock	The Nasdaq Global Select Market	0.40%	0.40	$276.98
PDC Energy, Inc.	PDCE	Common Stock	The Nasdaq Global Select Market	0.08%	0.08	$38.71
Penumbra, Inc.	PEN	Common Stock	New York Stock Exchange	0.31%	0.31	$264.43
Planet Fitness, Inc.	PLNT	Class A Common Stock	New York Stock Exchange	0.25%	0.25	$73.71
Pool Corporation	POOL	Common Stock	The Nasdaq Global Select Market	0.49%	0.49	$474.90
Proofpoint, Inc.	PFPT	Common Stock	The Nasdaq Global Select Market	0.19%	0.19	$175.27
PTC Therapeutics, Inc.	PTCT	Common Stock	The Nasdaq Global Select Market	0.04%	0.04	$39.53
Pure Storage, Inc.	PSTG	Class A Common Stock	New York Stock Exchange	0.16%	0.16	$20.40
Qualys, Inc.	QLYS	Common Stock	The Nasdaq Stock Market LLC	0.10%	0.10	$109.70
Quanta Services, Inc.	PWR	Common Stock	New York Stock Exchange	1.59%	1.59	$97.51
Ralph Lauren Corporation	RL	Class A Common Stock	New York Stock Exchange	0.36%	0.36	$118.26
Raymond James Financial, Inc.	RJF	Common Stock	New York Stock Exchange	0.57%	0.57	$136.90
Regions Financial Corporation	RF	Common Stock	New York Stock Exchange	0.51%	0.51	$20.35
Repligen Corporation	RGEN	Common Stock	The Nasdaq Global Select Market	0.23%	0.23	$266.08
Republic Services, Inc.	RSG	Common Stock	New York Stock Exchange	0.44%	0.44	$121.58
RingCentral, Inc.	RNG	Class A Common Stock	New York Stock Exchange	0.25%	0.25	$254.44
Rockwell Automation, Inc.	ROK	Common Stock	New York Stock Exchange	0.42%	0.42	$314.58
Roku, Inc.	ROKU	Class A Common Stock	The Nasdaq Global Select Market	0.32%	0.32	$358.00
Roper Technologies, Inc.	ROP	Common Stock	New York Stock Exchange	0.41%	0.41	$482.24
salesforce.com, inc.	CRM	Common Stock	New York Stock Exchange	0.44%	0.44	$260.52
Seagen Inc.	SGEN	Common Stock	The Nasdaq Stock Market LLC	0.37%	0.37	$165.56

Service Corporation International	SCI	Common Stock	New York Stock Exchange	2.79%	2.79	$63.11
ServiceNow, Inc.	NOW	Common Stock	New York Stock Exchange	0.42%	0.42	$619.43
Signature Bank	SBNY	Common Stock	The Nasdaq Global Select Market	0.34%	0.34	$251.62
Silgan Holdings Inc.	SLGN	Common Stock	The Nasdaq Global Select Market	0.10%	0.10	$41.56
Smartsheet Inc.	SMAR	Class A Common Stock	New York Stock Exchange	0.14%	0.14	$76.30
Splunk Inc.	SPLK	Common Stock	The Nasdaq Global Select Market	0.35%	0.35	$145.08
Spotify Technology S.A.	SPOT	Ordinary Share	New York Stock Exchange	0.26%	0.26	$221.50
Square, Inc.	SQ	Class A Common Stock	New York Stock Exchange	0.43%	0.43	$270.44
Steel Dynamics, Inc.	STLD	Common Stock	The Nasdaq Global Select Market	1.49%	1.49	$68.96
Stericycle, Inc.	SRCL	Common Stock	The Nasdaq Global Select Market	0.15%	0.15	$66.37
Strategic Education, Inc.	STRA	Common Stock	The Nasdaq Global Select Market	1.10%	1.10	$77.24
Stride, Inc.	LRN	Common Stock	New York Stock Exchange	1.29%	1.29	$34.39
Summit Materials, Inc.	SUM	Class A Common Stock	New York Stock Exchange	0.37%	0.37	$33.15
Sysco Corporation	SYY	Common Stock	New York Stock Exchange	0.34%	0.34	$77.56
Tandem Diabetes Care, Inc.	TNDM	Common Stock	The Nasdaq Global Market	0.16%	0.16	$111.30
Teladoc Health, Inc.	TDOC	Common Stock	New York Stock Exchange	0.21%	0.21	$144.55
Terminix Global Holdings, Inc.	TMX	Common Stock	New York Stock Exchange	1.34%	1.34	$41.73
Tesla, Inc.	TSLA	Common Stock	The Nasdaq Global Select Market	0.35%	0.35	$706.30
The Gap, Inc.	GPS	Common Stock	New York Stock Exchange	0.40%	0.40	$28.32
The Mosaic Company	MOS	Common Stock	New York Stock Exchange	0.38%	0.38	$31.26
The PNC Financial Services Group, Inc.	PNC	Common Stock	New York Stock Exchange	0.55%	0.55	$187.27
The Timken Company	TKR	Common Share	New York Stock Exchange	0.35%	0.35	$73.81
The Trade Desk, Inc.	TTD	Class A Common Stock	The Nasdaq Stock Market LLC	0.39%	0.39	$79.39
The Wendy’s Company	WEN	Common Stock	The Nasdaq Stock Market LLC	0.38%	0.38	$23.77
Twilio Inc.	TWLO	Class A Common Stock	New York Stock Exchange	0.37%	0.37	$349.12
Tyler Technologies, Inc.	TYL	Common Stock	New York Stock Exchange	0.24%	0.24	$474.48
U.S. Concrete, Inc.	USCR	Common Stock	The Nasdaq Stock Market LLC	0.27%	0.27	$72.29
Ulta Beauty, Inc.	ULTA	Common Stock	The Nasdaq Global Select Market	0.48%	0.48	$370.00
United Rentals, Inc.	URI	Common Stock	New York Stock Exchange	3.06%	3.06	$338.00
Univar Solutions Inc.	UNVR	Common Stock	New York Stock Exchange	0.10%	0.10	$22.97
US Foods Holding Corp.	USFD	Common Stock	New York Stock Exchange	0.31%	0.31	$33.27
V.F. Corporation	VFC	Common Stock	New York Stock Exchange	0.33%	0.33	$76.81
Valmont Industries, Inc.	VMI	Common Stock	New York Stock Exchange	0.27%	0.27	$239.93
Veeva Systems Inc.	VEEV	Class A Common Stock	New York Stock Exchange	0.44%	0.44	$322.44
Vertex Pharmaceuticals Incorporated	VRTX	Common Stock	The Nasdaq Global Select Market	0.38%	0.38	$198.40
Vulcan Materials Company	VMC	Common Stock	New York Stock Exchange	1.33%	1.33	$184.94
WestRock Company	WRK	Common Stock	New York Stock Exchange	0.39%	0.39	$49.62
Wingstop Inc.	WING	Common Stock	The Nasdaq Global Select Market	0.14%	0.14	$166.54
Workday, Inc.	WDAY	Class A Common Stock	The Nasdaq Stock Market LLC	0.36%	0.36	$242.62
WW International, Inc.	WW	Common Stock	The Nasdaq Stock Market LLC	1.09%	1.09	$22.26
Xylem Inc.	XYL	Common Stock	New York Stock Exchange	1.86%	1.86	$132.20
Zendesk, Inc.	ZEN	Common Stock	New York Stock Exchange	0.33%	0.33	$121.40
Zillow Group, Inc.	Z	Class C Capital Stock	The Nasdaq Global Select Market	0.03%	0.03	$97.83
Zscaler, Inc.	ZS	Common Stock	The Nasdaq Stock Market LLC	0.46%	0.46	$250.81

Face amount: $13,144,000 in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date

Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount: On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the cash settlement amount.

Cash settlement amount:

•	If the final basket level is greater than or equal to the cap level, the maximum settlement amount;
•

if the final basket level is greater than the initial basket level but less than the cap level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the basket return; or

•	if the final basket level is equal to or less than the initial basket level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return

Initial basket level:  100

Final basket level:  the closing level of the basket on the determination date, except in the limited circumstances described under “— Consequences of a market disruption event or a non-trading day” below

Closing level of the basket:  on any trading day, the sum of, for each of the basket stocks: the product of (i) the quotient of (a) the closing price of such basket stock on such trading day divided by (b) the initial stock price of such basket stock times (ii) the initial weighted value of such basket stock, except in the limited circumstances described under “— Consequences of a market disruption event or a non-trading day” below

Initial stock price:  for a basket stock, as set forth under “— Basket stocks” above

Final stock price:  with respect to a basket stock, the closing price of one share of such basket stock on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or a non-trading day” and “— Anti-dilution adjustments” below

Cap level : 108.95% of the initial basket level

Maximum settlement amount : $1,134.25

Upside participation rate: 150%

Basket return:  the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage

Trade date: August 23, 2021

Original issue date: August 30, 2021

Determination date:  September 23, 2022, unless the calculation agent determines that a market disruption event with respect to a basket stock occurs or is continuing on such day or such day is not a trading day with respect to a basket stock. In that event, the determination date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, each basket stock has had at least one trading day on which no market disruption event has occurred or is continuing and the final stock price of each of the basket stocks will be determined on or prior to the postponed determination date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the determination date may differ from the dates on which the final stock prices of one or more basket stocks are determined for the purpose of the calculations to be performed on the determination date.) In no event, however, will the determination date be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. On such last possible determination date, if a market disruption event occurs or is continuing with respect to a basket stock that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket stock, that day will nevertheless be the determination date.

Stated maturity date :  September 27, 2022, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Closing price: on any trading day, with respect to a basket stock, the closing sale price or last reported sale price, regular way, for such basket stock, on a per-share or other unit basis:

•	on the principal national securities exchange on which such basket stock is listed for trading on that day, or
•	if such basket stock is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such basket stock.

If the basket stock is not listed or traded as described above, then the closing price for such basket stock on any day will be the average, as determined by the calculation agent, of the bid prices for such basket stock obtained from as many dealers in such basket stock selected by the calculation agent as will make those bid prices available to the calculation agent.  The number of dealers need not exceed three and may include the calculation agent or any of its or the company’s affiliates.

The closing price of the basket stock is subject to adjustment as described under “— Anti-dilution adjustments” below.

Trading day:  with respect to a basket stock, a day on which the principal securities market for such basket stock is open for trading

Basket stock issuer: (i) with respect to a basket stock that does not constitute an ADS, the issuer of such basket stock as then in effect or (ii) with respect to a basket stock that constitutes an ADS, the issuer of the security represented by the ADS as then in effect

Market disruption event: With respect to any given trading day, any of the following will be a market disruption event with respect to a basket stock:

●

a suspension, absence or material limitation of trading in the basket stock on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

●

a suspension, absence or material limitation of trading in option or futures contracts relating to the basket stock in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

●	the basket stock does not trade on what was the primary market for the basket stock, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that such event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

●	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
●	a decision to permanently discontinue trading in option or futures contracts relating to the basket stock.

For this purpose, an “absence of trading” in the primary securities market on which shares of the basket stock are traded, or on which option or futures contracts relating to the basket stock are traded, will not include any time when that market is itself closed for trading under ordinary circumstances.  In contrast, a suspension or limitation of trading in shares of the basket stock or in option or futures contracts, if available, relating to the basket stock in the primary market for that basket stock or those contracts, by reason of:

●	a price change exceeding limits set by that market,
●	an imbalance of orders relating to the shares of the basket stock or those contracts, or
●	a disparity in bid and ask quotes relating to the shares of the basket stock or those contracts,

will constitute a suspension or material limitation of trading in shares of the basket stock or those contracts in that market.

A market disruption event with respect to one basket stock will not, by itself, constitute a market disruption event for any unaffected basket stock.

Consequences of a market disruption event or a non-trading day: If a market disruption event relating to one or more basket stocks occurs or is continuing on a day that would otherwise be the originally scheduled determination date, or such day is not a trading day, the calculation agent will calculate the final basket level by using:

•	for each basket stock that is not affected by a market disruption event or non-trading day on the originally scheduled determination date, the closing price of such basket stock on such date;
•

for each basket stock that is affected by a market disruption event or a non-trading day on the originally scheduled determination date, the closing price of such basket stock on the first trading day following the originally scheduled determination date on which no market disruption event exists for such basket stock; and

•

for each basket stock as to which a market disruption event or non-trading day continues through the last possible postponed determination date, the calculation agent’s assessment, in its sole discretion, of the closing price of such basket stock on the last possible postponed determination date.

As a result, the final stock price of different basket stocks could be determined on different calendar days.  For the avoidance of doubt, once the final stock price for one or more basket stocks is determined for the determination date, the occurrence of a later market disruption event or non-trading day with respect to such basket stock or basket stocks will not alter such calculation.

Anti-dilution adjustments:

For purposes of these adjustments with respect to a basket stock that is an ADS, except as noted below, all adjustments to the reference amount for the basket stock will be made as if the applicable securities represented by the ADS is serving as that basket stock. The term “dividend” used herein will mean the dividend paid by the basket stock issuer, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

No adjustment to the ADS price or the reference amount, including those described below, will be made if (i) holders of the ADS are not eligible to participate in any of the transactions described below or (ii) (and to the extent that) the calculation agent determines in its sole discretion that the basket stock issuer or the depositary for the ADS has adjusted the number of shares of the applicable securities represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of the securities represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect that change.

The calculation agent will adjust the reference amount of a basket stock in respect of each event for which adjustment is required under any of the six subsections beginning with “Stock splits” below (and not in respect of any other event).  (If more than one such event occurs, the calculation agent shall adjust the reference amount as so provided for each such event, sequentially, in the order in which such events occur, and on a cumulative basis.)  Having adjusted the reference amount for any and all such events as so provided, the calculation agent shall determine a closing price for the reference amount as so adjusted on the determination date.  (If the reference amount is adjusted pursuant to “Reorganization events” below so as to consist of distribution property, then the closing price on the determination date shall equal the sum of the respective closing prices or other values for all such distribution property on the determination date, as provided in “Reorganization events” below.)  Having determined the closing price on the determination date, the calculation agent shall use such prices to calculate the cash settlement amount.  The calculation agent shall make all adjustments no later than the determination date.

Notwithstanding any other provision in this note, if an event for which adjustment is required under any of the six subsections beginning with “Stock splits” below occurs, the calculation agent may make the adjustment and any related determinations and calculations in a manner that differs from that specified in this note as necessary to achieve an equitable result. Upon written request by the holder to the calculation agent, the calculation agent will provide the holder with such information about these adjustments as such agent determines is appropriate.

Stock splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split. If a basket stock is subject to a stock split, then at the opening of business on the first day on which such basket stock trades without the right to receive the stock split, the calculation agent will adjust the reference amount to equal the sum of the reference amount in effect immediately prior to such adjustment plus the product of (i) the number of new shares issued in the stock split with respect to one share of such basket stock times (ii) the reference amount in effect immediately prior to such adjustment.  The reference amount will not be adjusted, however, unless such first day occurs after the trade date and on or before the determination date.

Reverse stock splits. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split. If a basket stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the reference amount in effect immediately prior to such adjustment and the quotient of (i) the number of shares of such basket stock outstanding immediately after the reverse stock split becomes effective divided by (ii) the number of shares of such basket stock outstanding immediately before the reverse stock split becomes effective.  The reference amount will not be adjusted, however, unless the reverse stock split becomes effective after the trade date and on or before the determination date.

Stock dividends. In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding shares of its stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.  If a basket stock is subject to a stock dividend that is given ratably to all holders of such basket stock, then at the opening of business on the ex-dividend date, the calculation agent will adjust the reference amount to equal the reference amount in effect immediately prior to such adjustment plus the product of (i) the number of shares issued in the stock dividend with respect to one share of such basket stock times (ii) the reference amount in effect immediately prior to such adjustment.  The reference amount will not be adjusted, however, unless such ex-dividend date occurs after the trade date and on or before the determination date.

Other dividends and distributions. There will be no adjustments to the reference amount to reflect dividends or other distributions paid with respect to a basket stock other than:

•	stock dividends as provided in “Stock dividends” above,
•	issuances of transferable rights or warrants as provided in “Transferable rights and warrants” below,
•	dividends or other distributions constituting spin-off events as provided in “Reorganization events” below, or
•	extraordinary dividends described below.

A dividend or other distribution with respect to a basket stock will be deemed to be an “extraordinary dividend” if its per share value of such dividend or other distribution exceeds the per share value of the immediately preceding dividend or distribution with respect to such basket stock, if any, that is not an extraordinary dividend by an amount equal to at least 10% of the closing price of such basket stock on the trading day immediately preceding the ex-dividend date for such extraordinary dividend.

If an extraordinary dividend occurs with respect to a basket stock, the calculation agent will adjust the reference amount to equal the product of (a) the reference amount in effect immediately prior to such adjustment and (b) a fraction, the numerator of which is the closing price of such basket stock on the trading day immediately preceding the ex-dividend date and the denominator of which is the amount by which such closing price exceeds the extraordinary dividend amount.

The “extraordinary dividend amount” with respect to an extraordinary dividend for a basket stock will equal:

•

in the case of an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding dividend or distribution with respect to such basket stock, if any, that is not an extraordinary dividend or

•	in the case of an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of such extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent.  A distribution on a basket stock that constitutes a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also constitutes an extraordinary dividend will result only in an adjustment to the reference amount pursuant to “Stock dividends” above, “Transferable rights and warrants” below or “Reorganization events” below, as applicable.  The reference amount will not be adjusted pursuant to this subsection unless the ex-dividend date for the extraordinary dividend occurs after the trade date and on or before the determination date.

Transferable rights and warrants. If a basket stock issuer issues transferable rights or warrants to all holders of the basket stock to subscribe for or purchase the basket stock at an exercise price per share less than the closing price of the basket stock on the trading day immediately before the ex-dividend date for such issuance, then the calculation agent will adjust the reference amount by multiplying the reference amount in effect immediately prior to such adjustment by a fraction:

•

the numerator of which is the number of shares of basket stock outstanding at the close of business on the day before such ex-dividend date plus the number of additional shares of basket stock offered for subscription or purchase under such transferable rights or warrants, and

•

the denominator of which is the number of shares of basket stock outstanding at the close of business on the day before such ex-dividend date plus the number of additional shares of basket stock that the aggregate offering price of the total number of shares of basket stock so offered for subscription or purchase would purchase at the closing price of the basket stock on the trading day immediately before such ex-dividend date, with such number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of such transferable rights or warrants and dividing the resulting product by the closing price of the basket stock on the trading day immediately before such ex-dividend date.

The reference amount will not be adjusted, however, unless such ex-dividend date occurs after the trade date and on or before the determination date.

Reorganization events. With respect to a basket stock, if:

•	any reclassification or other change of the basket stock occurs,
•

such basket stock is an ADS and is no longer listed or admitted to trading on a U.S. securities exchange or the ADS deposit agreement between the issuer of the security represented by the ADS and the ADS depositary is terminated for any reason,

•

the basket stock issuer has been subject to a merger, consolidation, amalgamation, binding share exchange or other business combination and is not the surviving entity or it does survive but all the shares of basket stock are reclassified or changed,

•

the basket stock has been subject to a takeover, tender offer, exchange offer, solicitation proposal or other event by another person to purchase or otherwise obtain all of the outstanding shares of the basket stock, such that all of the outstanding shares of the basket stock (other than shares of the basket stock owned or controlled by such other person) are transferred, or irrevocably committed to be transferred, to another person,

•

the basket stock issuer or any subsidiary of the basket stock issuer has been subject to a merger, consolidation, amalgamation or binding share exchange in which the basket stock issuer is the surviving entity and all the outstanding shares of the basket stock (other than shares of the basket stock owned or controlled by such other person) immediately prior to such event collectively represent less than 50% of the outstanding shares of the basket stock immediately following such event,

•	the basket stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity
•

the basket stock issuer issues to all holders of basket stock equity securities of an issuer other than the basket stock issuer (other than in a transaction described in any of the bullet points above) (a “spin-off event”),

•	the basket stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or
•

any other corporate or similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the basket stock or distribution property, which will be substantiated by an official characterization by either the Options Clearing Corporation with respect to options contracts on the basket stock or by the primary securities exchange on which the basket stock or listed options on the basket stock are traded, and will ultimately be determined by the calculation agent in its sole discretion (any such event in this bullet point or any of the bullet points above in this subsection, a “reorganization event”),

then the calculation agent will adjust the reference amount so that the reference amount consists of the respective amounts of each type of distribution property deemed, for the purposes of this note, to be distributed in such reorganization event in respect of the reference amount as in effect immediately prior to such adjustment, taken together.

Notwithstanding the foregoing, however, the calculation agent will not make any adjustment for a reorganization event unless the event becomes effective — or, if the event is a spin-off event, unless the ex-dividend date for the spin-off event occurs — after the trade date and on or before the determination date.

The calculation agent will determine the value of each component type of distribution property, using the closing price on the relevant day for any such type consisting of securities and such other method as it determines to be appropriate, in its sole discretion, for any other type.  If a holder of a basket stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will be deemed to include the types and amounts thereof distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.  If a reorganization event occurs and as a result the reference amount is adjusted to consist of distribution property, the calculation agent will make further adjustments for subsequent events that affect such distribution property or any component type thereof, to the same extent that it would make adjustments if a basket stock were outstanding and were affected by the same kinds of events.  The closing price on the determination date will be the total value, as determined by the calculation agent at the close of trading hours of a basket stock on the determination date of all components of the reference amount, with each component having been adjusted on a sequential and cumulative basis for all relevant events affecting it.

The calculation agent may, in its sole discretion, modify the adjustments described in “Reorganization events” as necessary to ensure an equitable result.

If at any time the reference amount consists of distribution property, as determined by the calculation agent, then all references in this note to a “basket stock” shall thereupon, for that particular basket stock, be deemed to mean such distribution property and all references in this note to a “share of basket stock” shall thereupon, for that particular basket stock, be deemed to mean a comparable unit of each type of property comprising such distribution property, as determined by the calculation agent.

Minimum adjustments. Notwithstanding the foregoing, no adjustment will be required in respect of any event specified in “Stock splits”, “Reverse stock splits”, “Stock dividends”, “Other dividends and distributions” and “Transferable rights and warrants” above unless such adjustment would result in a change of at least 0.1% in the closing price of such basket stock. The closing price of a basket stock resulting from any adjustment shall be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

Distribution property: cash, securities and/or other property distributed in any reorganization event in respect of the relevant reference amount and, in the case of a spin-off event, includes such reference amount

Ex-dividend date: for any dividend or other distribution with respect to a basket stock, the first day on which the basket stock trades without the right to receive such dividend or other distribution

Reference amount: with respect to a basket stock, initially, one share of such basket stock which shall be adjusted, as to the amount(s) and/or type(s) of property comprising the same, by the calculation agent as provided under “Anti-dilution adjustments” above

Business day: each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Default amount: If an event of default occurs and the maturity of this note is accelerated, the company will pay the default amount in respect of the principal of this note at the maturity, instead of the amount payable on the stated maturity date as described earlier. The default amount for the notes on any day (except as provided in the last sentence under “Default quotation period” below) will be an amount, in U.S. dollars, for the face amount of this note, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of the company’s payment and other obligations with respect to this note as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to this note. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of this note in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for this note, which is described below, the holder of the notes and/or the company may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default quotation period: The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of this note.

Qualified financial institutions: For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as a pre-paid derivative contract in respect of the basket stocks.

Overdue principal rate: the effective Federal Funds rate

Defeasance: not applicable

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of your notes is accelerated, the company will pay the default amount in respect of the principal of your notes at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “Terms and Conditions” above.

For the purpose of determining whether the holders of our Series F medium-term notes, which include your notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of your notes as the outstanding principal amount of that note. Although the terms of the offered notes differ from those of the other Series F medium-term notes, holders of specified percentages in principal amount of all Series F medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term notes, including your notes, except with respect to certain Series F medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term notes or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer - Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer - Modification of the Debt Indentures and Waiver of Covenants”.

Hypothetical Examples

Payment Examples

The following examples are provided for purposes of illustration only.  They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that the various hypothetical basket levels on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of final basket levels and closing prices of the basket stocks that are entirely hypothetical; no one can predict what the level of the basket will be on any day throughout the life of your notes, and no one can predict what the final basket level will be on the determination date. The basket stocks have been highly volatile in the past — meaning that the prices of the basket stocks have changed considerably in relatively short periods — and their performances cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date.  If you sell your notes in a secondary market prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the basket stocks, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor.  In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes.  For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page S-22 of this prospectus supplement.  The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Initial basket level	100
Upside participation rate	150%
Cap level	108.95% of the initial basket level
Maximum settlement amount	$1,134.25

Neither a market disruption event nor a non-trading day occurs on the originally scheduled determination date

No change in or affecting any of the basket stocks

Notes purchased on original issue date at the face amount and held to the stated maturity date

For these reasons, the actual performance of the basket over the life of your notes, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical prices of each basket stock shown elsewhere in this prospectus supplement. For information about the historical prices of each basket stock during recent periods, see “The Basket and the Basket Stocks — Historical Closing Prices of the Basket Stocks” below. Before investing in the offered notes, you should consult publicly available information to determine the prices of the basket stocks between the date of this prospectus supplement and the date of your purchase of the offered notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes.  Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the basket stocks.

Any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the basket stocks.  Among other things, the return on the notes will not reflect any dividends that may be paid on the basket stocks.

The levels in the left column of the table below represent hypothetical final basket levels and are expressed as percentages of the initial basket level.  The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final basket level, and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.0000% means that the value of the cash settlement amount that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.0000% of the face amount of a note, based on the corresponding hypothetical final basket level and the assumptions noted above.

Hypothetical Final Basket Level (as Percentage of Initial Basket Level)	Hypothetical Cash Settlement Amount (as Percentage of Face Amount)
175.000%	113.425%
150.000%	113.425%
125.000%	113.425%
108.950%	113.425%
105.000%	107.500%
103.000%	104.500%
100.000%	100.000%
90.000%	90.000%
75.000%	75.000%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%

If, for example, the final basket level were determined to be 25.000% of the initial basket level, the cash settlement amount that we would deliver on your notes at maturity would be 25.000% of the face amount of your notes, as shown in the table above.  As a result, if you purchased your notes on the original issue date at the face amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment). In addition, if the final basket level were determined to be 175.000% of the initial basket level, the cash settlement amount that we would deliver on your notes at maturity would be capped at the maximum settlement amount, or 113.425% of each $1,000 face amount of your notes, as shown in the table above. As a result, if you held your notes to the stated maturity date, you would not benefit from any increase in the final basket level over 108.950% of the initial basket level.

The following chart also shows a graphical illustration of the hypothetical cash settlement amounts (expressed as a percentage of the face amount of your notes) that we would pay on your notes on the stated maturity date, if the final basket level were any of the hypothetical levels shown on the horizontal axis. The chart shows that any hypothetical final basket level of less than 100.000% (the section left of the 100.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the face amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. The chart also shows that any hypothetical final basket level of greater than or equal to 108.950% (the section right of the 108.950% marker on the horizontal axis) would result in a capped return on your investment.

The cash settlement amounts shown above are entirely hypothetical; they are based on market prices for the basket stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous.  The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes.  The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes.  The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes.  If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples.  Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page S-24.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this prospectus supplement.

We cannot predict the actual final basket level or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the basket level and the market value of your notes at any time prior to the stated maturity date.  The actual amount that you will receive, if any, at maturity and the rate of return on the offered notes will depend on the actual final basket level determined by the calculation agent as described above.  Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate.  Consequently, the amount of cash to be paid in respect of your notes, if any, on the stated maturity date may be very different from the information reflected in the examples above.

Anti-dilution Adjustment Examples

The calculation agent will adjust the closing price of a basket stock on the determination date only if an event described under one of the six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments” occurs and only if the relevant event occurs during the period described under the applicable subsection. The adjustments described under “Terms and Conditions — Anti-dilution adjustments” do not cover all events that could affect the closing price of a basket stock on the determination date, such as an issuer tender or exchange offer for such basket stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such basket stock. We describe the risks relating to dilution under “Additional Risk Factors Specific to Your Notes — You Have Limited Anti-dilution Protection” below.

For purposes of these adjustments, except as noted below, all adjustments to the reference amount (described under “— How Adjustments Will Be Made”) will be made as if the applicable securities represented by the ADSs are serving as that basket stock. Therefore, for example, if a security represented by the ADSs is subject to a two-for-one stock split and assuming the reference amount for such basket stock is equal to one, the reference amount for that basket stock would be adjusted to equal two.

How Adjustments Will Be Made

In this prospectus supplement, we refer to anti-dilution adjustment of the closing price of a basket stock on the determination date. With respect to a basket stock, if an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment by taking the following steps:

Step One. The calculation agent will adjust the reference amount. This term refers to the amount of the basket stock or other property that must be used to determine the closing price of the basket stock on the determination date. For example, if no adjustment described under “Terms and Conditions — Anti-dilution adjustments” is required at a time, the reference amount for that time will be one share of the basket stock. In that case, the closing price of the basket stock on the determination date will be the closing price of one share of the basket stock on the determination date. We describe how the closing price will be determined under “Terms and Conditions — Closing price” above.

If an adjustment described under “Terms and Conditions — Anti-dilution adjustments” is required because one of the dilution events described in the first five subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments” — these involve stock splits, reverse stock splits, stock dividends, other dividends and distributions and issuances of transferable rights and warrants — occurs, then the adjusted reference amount at that time might instead be, for example, two shares of the basket stock or a half share of the basket stock, depending on the event. In that example, the closing price of the basket stock on the determination date would be the price (determined as specified under “Terms and Conditions — Closing price” above) at the close of trading on the determination date of two shares of the basket stock or a half share of the basket stock, as applicable.

If an adjustment described under “Terms and Conditions — Anti-dilution adjustments” is required at a time because one of the reorganization events described under “Terms and Conditions — Reorganization events” — these involve events in which cash, securities or other property is distributed in respect of the basket stock — occurs, then the reference amount at that time will be adjusted to be as follows, assuming there has been no prior or subsequent anti-dilution adjustment: the amount of each type of the property distributed in the reorganization event in respect of one share of the basket stock, plus one share of the basket stock if the basket stock remains outstanding. In that event, the closing price of the basket stock on the determination date would be the value of the adjusted reference amount at the close of trading on the determination date.

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments”.

Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the closing price of the basket stock on the determination date in the following manner.

If the adjusted reference amount at the applicable time consists entirely of shares of the basket stock, the basket stock price will be the closing price (determined as described under “Terms and Conditions — Closing price” above) of the adjusted reference amount on the applicable date.

On the other hand, if the adjusted reference amount at the applicable time includes any property other than shares of the basket stock, the closing price of the basket stock on the determination date will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “— Adjustments for Reorganization Events” below at the applicable time.

Step Three. Having determined the closing price of the basket stock on the determination date in step two, the calculation agent will use such price to calculate the cash settlement amount.

If more than one event requiring adjustment as described under “Terms and Conditions — Anti-dilution adjustments” occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the closing price of the basket stock on the determination date using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the determination date.

The calculation agent will adjust the reference amount for each reorganization event described under “Terms and Conditions — Reorganization events” above. For any other dilution event described above, however, the calculation agent will not be required to adjust the reference amount unless the adjustment would result in a change of at least 0.1% in the basket stock price that would apply without the adjustment. The closing price of the basket stock on the determination date resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder, GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, relative to your notes, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this prospectus supplement, when we say that the calculation agent will adjust the reference amount for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

The six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments” describe the dilution events for which the reference amount is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount — the first step in the adjustment process described above — for the relevant event.

Adjustments for Reorganization Events

If a reorganization event occurs, then the calculation agent will adjust the reference amount so that it consists of the amount of each type of distribution property described under “Terms and Conditions — Reorganization events” above distributed in respect of one share of the applicable basket stock — or in respect of whatever the prior reference amount may be — in the reorganization event, taken together. For purposes of the three-step adjustment process described under “— How Adjustments Will Be Made” above, the distribution property so distributed will be the adjusted reference amount described in step one, the value of that property at the close of trading hours for the basket stock on the applicable date will be the basket stock price described in step two, and the calculation agent will determine the cash settlement amount as described in step three. As described under

“— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

The calculation agent will determine the value of each type of distribution property in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price (calculated according to the same methodology as specified in this prospectus supplement, without any anti-dilution adjustments) of one share of such security on the applicable date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the basket stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

If a reorganization event occurs and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the reorganization event, as described above, the calculation agent will make any further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if the basket stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if the applicable basket stock issuer merges into another company and each share of such basket stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares of the surviving company and the specified amount of cash for each share of basket stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the adjusted reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “— Anti-dilution Adjustment Examples” as if the common shares of the surviving company were such basket stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, each component included in the reference amount will be adjusted on a sequential and cumulative basis for all relevant events requiring adjustment up to the relevant date.

The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the trade date and on or before the determination date.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus and in the accompanying prospectus supplement. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus and the accompanying prospectus supplement. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the basket stocks. You should carefully consider whether the notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See“- The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the notes will be based on the performance of the basket, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations.  Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 42 of the accompanying prospectus.

The Amount Payable on Your Notes Is Not Linked to the Level of the Basket at Any Time Other Than the Determination Date

The final basket level will be based on the closing level of the basket on the determination date (subject to adjustment as described elsewhere in this prospectus supplement).  Therefore, if the closing level of the basket dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the closing level of the basket prior to such drop in the level of the basket. Although the actual level of the basket on the stated maturity date or at other times during the life of your notes may be higher than the final basket level, you will not benefit from the closing level of the basket at any time other than on the determination date.

You May Lose Your Entire Investment in the Notes

You can lose your entire investment in the notes. The cash payment on your notes, if any, on the stated maturity date will be based on the performance of the basket as measured from the initial basket level of 100 to the closing level on the determination date.  If the final basket level is less than the initial basket level, you will have a loss for each $1,000 of the face amount of your notes equal to the product of the basket return times $1,000. Thus, you may lose your entire investment in the notes, which would include any premium to face amount you paid when you purchased the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes.  Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Your Notes Do Not Bear Interest

You will not receive any interest payments on your notes. Even if the cash settlement amount on your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Potential for the Value of Your Notes to Increase Will Be Limited

Your ability to participate in any change in the value of the basket over the life of your notes will be limited because of the maximum settlement amount. The maximum settlement amount will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the level of the basket may rise beyond the cap level over the life of your notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in any of the basket stocks.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this prospectus supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this prospectus supplement.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will be Negatively Affected

The cash settlement amount you will be paid for your notes on the stated maturity date will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

As of the Date of this Prospectus Supplement, There is No History for the Closing Levels of the Basket

The cash settlement amount, if any, for each of your notes is linked to the change in level of the basket, which will begin to be calculated on the trade date. Since there will be no actual history for the closing levels of the basket until it begins to be calculated, no actual historical information about the closing levels of the basket will be available for you to consider in making an independent investigation of the basket performance, which may make it difficult for you to make an informed decision with respect to an investment in your notes.

Past Basket Stock Performance is No Guide to Future Performance

The actual performance of the basket over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical closing prices of the basket stocks or to the hypothetical return examples set forth elsewhere in this prospectus supplement.  We cannot predict the future performance of the basket.

Hypothetical Past Basket Performance is No Guide to Future Performance

The actual performance of the basket over the life of the notes, as well as the amount payable at maturity, may bear little or no relation to the hypothetical historical closing levels of the basket or to the hypothetical return examples set forth elsewhere in this prospectus supplement.  We cannot predict the future performance of the basket.

There Is Limited Hypothetical Historical Information About the Basket

The notes are linked to the performance of the basket. Because one of the basket stocks, Grocery Outlet Holding Corp., has available historical data only from June 24, 2019, hypothetical historical closing levels of the basket are only available beginning June 24, 2019. Because the hypothetical historical basket levels are unavailable prior to June 24, 2019, limited hypothetical historical basket level information is available for you to consider in making an informed decision with respect to the notes.

The Return on Your Notes Will Not Reflect Any Dividends Paid on the Basket Stocks

The return on your notes will not reflect the return you would realize if you actually owned the basket stocks and received the dividends paid on those basket stocks. You will not receive any dividends that may be paid on any of the basket stocks by the basket stock issuers. See “— You Have No Shareholder Rights or Rights to Receive Any Basket Stock” below for additional information.

The Market Value of Your Notes May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

•	the market price of the basket stocks to which your notes are linked;
•	the volatility – i.e., the frequency and magnitude of changes – in the market price of the basket stocks;
•	the dividend rates of the basket stocks;

•

economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segment of which the basket stock is a part, and which may affect the market prices of the basket stocks;

•	interest rates and yield rates in the market;
•	the time remaining until your notes mature; and
•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes.

You cannot predict the future performance of the basket stocks based on their historical performance. The actual performance of basket stocks over the life of the offered notes and the cash settlement amount paid on the stated maturity date, if any, may bear little or no relation to the historical closing prices of the basket stocks or to the hypothetical examples shown elsewhere in this prospectus supplement.

In Some Circumstances, the Payment You Receive On the Notes May Be Based On the Securities of Another Company and Not the Issuer of a Basket Stock

Following certain corporate events relating to a basket stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the securities of a successor to such basket stock issuer or any cash or any other assets distributed to holders of shares of the basket stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Distribution Property (as described below) under “Terms and Conditions — Anti-dilution adjustments”.

The Lower Performance of One or More Basket Stocks May Offset an Increase in the Other Basket Stocks

Declines in the level of one or more basket stocks may offset increases in the levels of the other basket stocks. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity. In addition, because the basket stocks are not equally weighted, increases in the lower weighted basket stocks may be offset by even small decreases in the more heavily weighted basket stocks.

Your Notes are Linked to the Basket Stocks and Therefore the Price Movements
of Those Stocks

Your notes are linked to the basket stocks and the return on your notes is therefore affected by the movements in the market prices of those stocks.  Each issuer of a basket stock faces its own business risks and challenges, which may adversely affect the market price of such basket stock.  In addition, the basket stocks will not change (except as described below under “Terms and Conditions — Anti-dilution adjustments — Reorganization events”), and your notes will remain linked to the basket stocks even if one or more of the basket stock issuers is experiencing severe business risks and challenges.  It is possible that large declines in the prices of one or more basket stocks could affect the basket return such that you would lose a portion or your entire investment in the notes.

If the Level of the Basket Changes, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the basket.  Changes in the level of the basket may not result in a comparable change in the market value of your notes.  This is because your cash settlement amount at maturity will be based only on the final basket level.  If the basket return is negative (i.e., the final basket level is less than the initial basket level), you could lose all or a substantial portion of your investment in the notes.  We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be

Influenced by Many Unpredictable Factors” and “— The Potential for the Value of Your Notes to Increase Will Be Limited” above.

There is No Affiliation Between the Basket Stock Issuers and Us and We Are Not Responsible for Any Disclosure By Any of the Basket Stock Issuers

We are not affiliated with the basket stock issuers.  As we have specified below, however, we or our affiliates may currently or from time to time in the future engage in business with the basket stock issuers. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket stock issuers. You, as an investor in your notes, should make your own investigation into the basket stock issuers. See “The Basket” on page S-34 below for additional information about the basket.

None of the basket stock issuers are involved in this offering of your notes in any way, and none of them have any obligation of any sort with respect to your notes.  Thus, none of the basket stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of your notes.

As Calculation Agent, GS&Co. Will Have the Authority to Make Determinations that Could Affect the Value of Your Notes, When Your Notes Mature, and the Amount You Receive at Maturity

As calculation agent for your notes, GS&Co. will have discretion in making certain determinations that affect your notes, including determining: the final basket level, which we will use to determine the amount we must pay on the stated maturity date; the closing prices of the basket stocks; whether to postpone the determination date because of a market disruption event or a non-trading day; when and how to make anti-dilution adjustments to the prices of the basket stocks; and the stated maturity date. See “Terms and Conditions — Anti-dilution adjustments” above. The exercise of this discretion by GS&Co. could adversely affect the value of your notes and may present GS&Co. with a conflict of interest.  We may change the calculation agent at any time without notice and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to us.

Your Notes May Not Have an Active Trading Market

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes.  Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial.

You Have Limited Anti-Dilution Protection

GS&Co., as calculation agent for your notes, will adjust the closing prices of the basket stocks for stock splits, reverse stock splits, stock dividends, extraordinary dividends, issuances of transferable rights and warrants, reorganization events and other events that affect the basket stock issuer’s, or any distribution property issuer’s, capital structure, but only in the situations we describe in “Terms and Conditions — Anti-dilution adjustments” above. The calculation agent will not be required to make an adjustment for every corporate event that may affect the basket stocks. For example, the calculation agent will not adjust the closing prices of the basket stocks for events such as an offering of the basket stock for cash by the basket stock issuer, a tender or exchange offer for the basket stock at a premium to its then-current market price by the basket stock issuer or a tender or exchange offer for less than all outstanding shares of the basket stock issuer by a third party.  In addition, the calculation agent will not adjust the reference amount for regular cash dividends.  Furthermore, the calculation agent will determine in its sole discretion whether to make adjustments with respect to certain corporate or other events as described under “Terms and Conditions — Anti-dilution adjustments — Reorganization events” above.  Those events or other actions by the basket stock issuers or a third party may nevertheless adversely affect the market price of one share of the basket stocks and, therefore, adversely affect the market value of your note. The basket stock issuers or a third party could make an offering or a tender or exchange offer, or the basket stock issuers could take any other action, that adversely affects the market price of the basket stocks and the market value of your note but does not result in an anti-dilution adjustment for your benefit.

You Have No Shareholder Rights or Rights to Receive Any Basket Stock

Investing in your notes will not make you a holder of any of the basket stocks.  Neither you nor any other holder or owner of your notes will have any rights with respect to the basket stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the basket stocks or any other rights of a holder of those basket stocks. Your notes will be paid in cash to the extent any amount is payable at maturity, and you will have no right to receive delivery of any of the basket stocks constituting the basket.

The Calculation Agent Can Postpone the Determination Date If a Market Disruption Event or Non-Trading Day With Respect to Any Basket Stock Occurs

If the calculation agent determines that, on a day that would otherwise be the determination date, a market disruption event has occurred or is continuing or if such date is not a trading day for any basket stock, the determination date will be postponed until the first following trading day on which no market disruption event occurs or is continuing, subject to limitation on postponement described under “Terms and Conditions — Determination date” above. If the determination date is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day or such day is not a trading day, such day will nevertheless be the determination date.

If the determination date is postponed as a result of any of the foregoing, the stated maturity date for your notes will also be postponed, as described under “Terms and Conditions — Stated maturity date” above.  In such a case, you may not receive the cash settlement amount, if any, that we are obligated to deliver on the stated maturity date until several days after the originally scheduled stated maturity date.  If the closing price of a basket stock is not available on the determination date because of a market disruption event, a non-trading day or for any other reason, in certain circumstances the calculation agent will determine the closing price for such basket stock, based on its assessment, made in its sole discretion, of the closing price of such basket stocks, as described under “Terms and Conditions — Consequences of a market disruption event or a non-trading day” above.

Risks Related to Conflicts of Interest

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

Goldman Sachs has hedged or expects to hedge our obligations under the notes by purchasing shares of the basket stocks and listed or over-the-counter options, futures and/or other instruments linked to the basket or the basket stocks.  Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket or the basket stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes.  Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffiliated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other basket-linked notes whose returns are linked to changes in the level of the basket or the basket stocks.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions.  These activities may be undertaken to achieve a variety of objectives, including:  permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect the levels of the basket — directly or indirectly by affecting the price of the basket stocks— and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity.  In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes.  Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Notes

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals.  As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender.  In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets.  Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the basket or basket stocks.  Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the basket or basket stocks, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated.  Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

If Goldman Sachs becomes a holder of any securities of the basket or basket stocks in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments.  They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments.  These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument.  Any of these recommendations and views may be negative with respect to the basket or basket stocks or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets.  In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the basket or basket stocks, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Basket Stock Issuers or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the basket stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing.  These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports.  You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the basket or basket stocks, as applicable, and that such actions could be adverse to the interests of investors in the notes.  In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information.  Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the basket or basket stocks, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering.  An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the basket or basket stocks, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs.  In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions.  The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms.  The interests of other investors may, in some circumstances, be adverse to your interests.  For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, basket, basket stocks or other similar securities, which may adversely impact the market for or value of your notes.

Additional Risks Related to the ADS of AstraZeneca PLC, Cemex, S.A.B. de C.V. and Gerdau S.A.

An Investment in the Offered Notes is Subject to Risks Associated with Foreign Securities

Your notes are linked, in part, to ADSs, each representing an interest in a foreign equity securities. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than the U.S. securities markets or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. For example, the United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

The Offered Notes Are Subject to Foreign Currency Exchange Rate Risk

The ADSs are quoted and traded in U.S. dollars on U.S. stock exchanges, while the securities represented thereby are quoted and traded in the relevant foreign currency on other stock exchanges. Therefore, fluctuations in the exchange rate between currencies in which the securities represented by the ADSs are quoted and traded and the U.S. dollar will likely affect the relative value of the ADSs. As a result, the market price of the ADSs trading on the U.S. stock exchanges will likely be affected. These trading differences and currency exchange rates may affect the closing prices of the ADSs and, as a result, the market value of the notes.

Foreign currency exchange rates vary over time, and may vary considerably during the life of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•	rates of inflation;
•	interest rate levels;
•	the balance of payments among countries;
•	the extent of government surpluses or deficits in the relevant foreign country and the United States; and
•	other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The price of the notes and any payment on the notes could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to the ADSs or other de facto restrictions on the repatriation of U.S. dollars.

There are Important Differences Between the Rights of Holders of ADSs and the Rights of Holders of the Securities Represented By the ADSs

You should be aware that your return on the notes is linked, in part, to the price of the ADSs and not to the relevant securities that they represent. There are important differences between the rights of holders of ADSs and the rights of holders of the securities represented by the ADSs. Each ADS is a security evidenced by an American depositary receipt that typically represents one or a fraction of one represented security. The ADSs are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the ADS depositary, the applicable basket stock issuer, and holders of the ADSs, which may be different from the rights of holders of the applicable securities represented by the ADSs. For example, an basket stock issuer may make distributions in respect of the securities represented by the ADSs that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and the rights of holders of the securities represented by the ADSs may be significant and may materially and adversely affect the value of the ADSs and, as a result, the notes.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Negatively Affect Your Investment in the Notes

Government regulatory action, including legislative acts and executive orders, could negatively affect your investment in the notes in a variety of ways, depending on the nature of such government regulatory action. For example, recently enacted legislation in the United States could lead to a prohibition on trading in the United States of the basket stock if the Public Company Accounting Oversight Board is prevented from performing inspections relating to the basket stock issuer by its jurisdiction of organization. Such legislation could have a material and negative effect on the basket stock issuer, the basket stock price and your return on the notes.

Further, recent executive orders issued by the U.S. Government prohibit U.S. persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to the offered notes due to determinations regarding the basket stock, the value of the notes could be materially and negatively affected, and transactions in, or holdings of, the notes may become prohibited under United States law. Any such action could result in the loss of a significant portion or all of your investment in the notes, including if you attempt to divest the notes at a time when the value of the notes has declined.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes.  This is discussed in more detail under “Employee Retirement Income Security Act” below.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your notes, and any such guidance could adversely affect the value and the tax treatment of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax.  Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments.  It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.  We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” on page S-133 below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.  Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

Use of Proceeds

We will lend the net proceeds from the sale of the offered notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. will use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

Hedging

In anticipation of the sale of the offered notes, we and/or our affiliates have entered into or expect to enter into hedging transactions involving purchases of some or all of the basket stocks, and listed or over-the-counter options, futures or other instruments linked to the basket or basket stocks on or before the trade date. In addition, from time to time, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other notes we issue, some of which may have returns linked to the basket or the basket stocks. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•	expect to acquire, or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the basket or some or all of the basket stocks,
•	may take or dispose of positions in the securities of the basket stock issuers themselves,
•

may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market, and/ or

•

may take short positions in the basket stocks or other securities of the kind described above— i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser.

We and/or our affiliates may also acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the offered notes and perhaps relating to other notes with returns linked to the basket or basket stocks. We expect these steps to involve sales of instruments linked to the basket stocks on or shortly before the determination date. These steps may also involve sales and/or purchases of some or all of the basket stocks, or listed or over-the-counter options, futures or other instruments linked to the basket or basket stocks or indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the amount we will pay on your notes at maturity.  See “Additional Risk Factors Specific to Your Notes” above for a discussion of these adverse effects.

The Basket

The table set forth under “Terms and Conditions — Basket stocks” above lists the basket stocks and related information, including their corresponding current Bloomberg tickers, current primary listings, initial weights in the basket, initial weighted values and initial stock prices. Each of the basket stock issuers faces its own business risks and other competitive factors. All of those factors may affect the basket return, and, consequently, the amount payable on your notes, if any, on the stated maturity date. Our offering of the notes does not constitute our recommendation or the recommendation of our affiliates to invest in the basket, any basket stock or the notes. You should make your own investigation of the basket stocks and the basket stock issuers and whether to obtain exposure to the basket through an investment in the notes.

Each of the basket stock issuers is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith, except where otherwise indicated, files financial and other information with the Securities and Exchange Commission (“SEC”). Periodic reports, proxy and information statements and other information filed by the basket stock issuers are available at sec.gov. You should make your own investigation of the basket stocks and the basket stock issuers (and whether to obtain exposure to the basket through an investment in the notes) by reading these reports and filings to understand the risks of each of the basket stocks and the basket stock issuers.

Calculation of the Basket

The initial basket level is 100. The final basket level is the closing level of the basket on the determination date. The closing level of the basket on the determination date is the sum of, for each of the basket stocks: the product of (i) quotient of (a) the final stock price of the basket stock (subject to anti-dilution adjustments described under “Terms and Conditions — Anti-dilution adjustments” above) divided by (b) the initial stock price of such basket stock times (ii) the initial weighted value of such basket stock, except in the limited circumstances described under “— Consequences of a Market Disruption Event or a Non-Trading Day”. For each basket stock, the initial weighted value is equal to the product of the initial weight of such basket stock in the basket times the initial basket level.

Historical Closing Prices of the Basket Stocks

The closing prices of the basket stocks have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket stocks have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing prices of any basket stocks during the period shown below is not an indication that such basket stocks are more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of a basket stock as an indication of the future performance of a basket stock, including because of recent volatility described above. We cannot give you any assurance that the future performance of any basket stock will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket stocks. Before investing in the notes, you should consult publicly available information to determine the relevant prices of the basket stocks between the date of this prospectus supplement and the date of your purchase of the notes, and given the recent volatility described above, you should pay particular attention to recent prices of the basket stocks. The actual performance of a basket stock over the life of the offered notes, as well as the cash settlement amount, may bear little relation to the historical prices shown below.

The graphs below, except where otherwise indicated, show the daily historical closing prices of each basket stock from January 1, 2016 through August 23, 2021, adjusted for corporate events, if applicable. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graphs below from Bloomberg Financial Services, without independent verification.

According to publicly available information, 2U, Inc. builds, delivers and supports in-person educational offerings. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36376.

According to publicly available information, 2U, Inc. builds, delivers and supports in-person educational offerings. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36376.

Historical Performance of 2U, Inc.

100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Adobe Inc. is a software company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-15175.

Historical Performance of Adobe Inc.

Closing Level
700
600
500
400
300
200
100
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Adtalem Global Education Inc. is a workforce solutions provider. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-13988.

Historical Performance of Adtalem Global Education Inc.

60
50
40
30
20
10
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, AECOM is a global infrastructure consulting firm. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-52423.

Historical Performance of AECOM

Closing Level
70
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, AGCO Corporation, Inc. is a manufacturer and distributor of agricultural equipment. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12930.

Historical Performance of AGCO Corporation

175
150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Allison Transmission Holdings, Inc. designs and manufactures vehicle propulsion solutions. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35456.

Historical Performance of Allison Transmission Holdings, Inc.

60
50
40
30
20
10
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Alphabet Inc. is a holding company for a collection of businesses, the largest of which is Google Inc. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37580.

Historical Performance of Alphabet Inc.

According to publicly available information, Alteryx, Inc. unifies analytics, data science and business process automation. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38034.

Historical Performance of Alteryx, Inc.

200
175
150
125
100
75
50
25
0
Closing Level
Mar-2017
Mar-2018
Mar-2019
Mar-2020
Mar-2021

According to publicly available information, Amazon.com, Inc. is an e-commerce company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-22513.

Historical Performance of Amazon.com, Inc.

Closing Level
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Anaplan, Inc. is a planning software company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38698.

Historical Performance of Anaplan, Inc.

According to publicly available information, Archer-Daniels-Midland Company is an agricultural origination and processing company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-00044.

Historical Performance of Archer-Daniels-Midland Company

Closing Level
70
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Armstrong World Industries, Inc. produces ceiling systems. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-02116.

Historical Performance of Armstrong World Industries, Inc.

120
100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Ashland Global Holdings Inc. provides specialty materials to consumer and industrial markets. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 333-211719.

Historical Performance of Ashland Global Holdings Inc.

Closing Level
100
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, AstraZeneca PLC is a pharmaceutical company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-11960.

Historical Performance of AstraZeneca PLC

70
60
50
40
30
20
10
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Atlassian Corporation Plc develops and acquires a portfolio of products that help teams work collaboratively. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36751.

Historical Performance of Atlassian Corporation Plc

400
350
300
250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, AutoNation, Inc. is an automotive retailer. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-13107.

Historical Performance of AutoNation, Inc.

140
120
100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, AutoZone, Inc. sells and distributes automotive replacement parts. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-10714.

Historical Performance of AutoZone, Inc.

Closing Level
1750
1500
1250
1000
750
500
250
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Avalara, Inc. is a provider of tax compliance automation. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38525.

Historical Performance of Avalara, Inc.

200
175
150
125
100
75
50
25
0
Closing Level
Jun-2018
Jun-2019
Jun-2020
Jun-2021

According to publicly available information, Axon Enterprise, Inc. manufactures and sells conducted energy devices and software and sensors that enable law enforcement to capture, securely store, manage, share and analyze video and other digital evidence. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-16391.

Historical Performance of Axon Enterprise, Inc.

225
200
175
150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Bank of America Corporation is a bank holding company and a financial holding company . Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-06523

Historical Performance of Bank of America Corporation

Closing Level
0
10
20
30
40
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Beyond Meat, Inc. is a plant-based meat company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38879.

Historical Performance of Beyond Meat, Inc.

250
200
150
100
50
0
Closing Level
May-2019
May-2020
May-2021

According to publicly available information, BioMarin Pharmaceutical Inc. is a global biotechnology company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-26727.

Historical Performance of BioMarin Pharmaceutical Inc.

150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Box, Inc. manages a cloud content platform. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36805.

Historical Performance of Box, Inc.

According to publicly available information, Bright Horizons Family Solutions Inc. provides child care and early education, dependent care, and workforce education services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-035780.

Historical Performance of Bright Horizons Family Solutions Inc.

Closing Level
200
175
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Broadcom Inc. designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38449.

Broadcom Inc. is the successor to Broadcom Limited. On April 4, 2018, Broadcom Inc. and Broadcom Limited completed various transactions pursuant to which Broadcom Limited became an indirect subsidiary of Broadcom Inc. and all ordinary shares outstanding were exchanged on a one-for-one basis for newly issued common stock of Broadcom Inc. Prior to Broadcom Limited becoming an indirect subsidiary of Broadcom Inc., Broadcom Limited was the successor to Avago Technologies Limited, or Avago. On February 1, 2016, Broadcom Limited, Avago, Broadcom Corporation, or BRCM, Broadcom Cayman, L.P. and various other parties completed various transactions pursuant to which each of Avago and BRCM became indirect subsidiaries of Broadcom Limited and all issued ordinary shares of Avago were exchanged on a one-for-one basis for newly issued ordinary shares of Broadcom Limited.

Historical Performance of Broadcom Inc.

Closing Level
500
400
300
200
100
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Brookfield Infrastructure Partners L.P is a utilities, transportation, energy and data infrastructure company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33632.

Historical Performance of Brookfield Infrastructure Partners L.P

Closing Level
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Burlington Stores, Inc. is an off-price apparel retailer. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36107.

Historical Performance of Burlington Stores, Inc.

400
350
300
250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Carter's, Inc. markets apparel exclusively for babies and young children. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-31829.

Historical Performance of Carter's, Inc.

140
120
100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Carvana Co. is an e-commerce platform for buying and selling used cars. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38073. Carvana Co. has been listed on New York Stock Exchange since the completion of its initial public offering on May 3, 2017. The graph below shows the daily historical prices of Carvana Co. from the completion of its initial public offering on May 3, 2017 through August 23, 2021.

Historical Performance of Carvana Co.

Closing Level
400
350
300
250
200
150
100
50
0
Apr-2017
Apr-2018
Apr-2019
Apr-2020
Apr-2021

According to publicly available information, Caterpillar, Inc. is a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-00768.

Historical Performance of Caterpillar Inc.

Closing Level
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Celanese Corporation is a global chemical and specialty materials company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-32410.

Historical Performance of Celanese Corporation

Closing Level
175
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information Cemex, S.A.B. de C.V. is a cement company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-14946.

Historical Performance of Cemex, S.A.B. de C.V.

Closing Level
10
8
6
4
2
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information Centene Corporation is a healthcare enterprise. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-31826.

Historical Performance of Centene Corporation

Closing Level
80
70
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information Chegg, Inc. offers educational subscription services, print textbooks and eTextbooks to students. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36180.

Historical Performance of Chegg, Inc.

120
100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Chipotle Mexican Grill, Inc. owns and operates the Chipotle restaurants. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-32731.

Historical Performance of Chipotle Mexican Grill, Inc.

Closing Level
2000
1750
1500
1250
1000
750
500
250
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Citizens Financial Group, Inc. is a retail bank holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number  001-36636.

Historical Performance of Citizens Financial Group, Inc.

Closing Level
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Clean Harbors, Inc. provides environmental and industrial services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number  001-34223.

Historical Performance of Clean Harbors, Inc.

Closing Level
100
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Coflax Corporation is a technology company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number  001-34045.

Historical Performance of Coflax Corporation

Closing Level
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Constellation Brands, Inc. a producer and marketer of alcoholic beverages. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number  001- 08495.

Historical Performance of Constellation Brands, Inc.

250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, CoStar Group, Inc., is provides information, analytics and online marketplaces to the commercial real estate industry in the United States. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number  000- 24531.

Historical Performance of CoStar Group, Inc.

100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Coupa Software Incorporated is provides business spend management solutions. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number  001- 37901.

Historical Performance of Coupa Software Incorporated

Closing Level
400
350
300
250
200
150
100
50
0
Oct-2016
Oct-2017
Oct-2018
Oct-2019
Oct-2020

According to publicly available information, Cummins Inc. designs, manufactures, distributes and services diesel, natural gas and other power and fuel cell products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-04949.

Historical Performance of Cummins Inc.

Closing Level
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Deere & Company manufactures and distributes agriculture, turf, construction and forestry equipment and offers related financial services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-04121.

Historical Performance of Deere & Company

450
400
350
300
250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, DexCom, Inc. is a medical device company primarily on the design, development and commercialization of continuous glucose monitoring. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-51222.

Historical Performance of DexCom, Inc.

600
500
400
300
200
100
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, DocuSign, Inc. develops and operates a suite of software applications to allow for electronic signatures and to automate the pre- and post-signature processes. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38465. The graph below shows the daily historical closing prices of the common stock of DocuSign, Inc. from the completion of its initial public offering on April 27, 2018 through August 23, 2021, adjusted for corporate events, if applicable.

Historical Performance of DocuSign, Inc.

350
300
250
200
150
100
50
0
Closing Level
Apr-2018
Apr-2019
Apr-2020
Apr-2021

According to publicly available information, Domino's Pizza, Inc. is a pizza  franchise company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-32242.

Historical Performance of Domino's Pizza, Inc.

Closing Level
600
500
400
300
200
100
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Dycom Industries, Inc. is a provider of specialty contracting services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-10613.

Historical Performance of Dycom Industries, Inc.

140
120
100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Eagle Materials Inc. is a supplier of construction and building materials. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12984

Historical Performance of Eagle Materials Inc.

175
150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Eaton Corporation plc is a power management company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-54863.

Historical Performance of Eaton Corporation plc

Closing Level
175
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Elastic N.V. develops applications and solutions to find relevant information and insights from large amounts of data. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38675.

Historical Performance of Elastic N.V.

Closing Level
175
150
125
100
75
50
25
0
Oct-2018
Oct-2019
Oct-2020

According to publicly available information, EMCOR Group, Inc. provides mechanical and electrical construction and facilities services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-08267.

Historical Performance of EMCOR Group, Inc.

Closing Level
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, EPAM Systems, Inc. designs, creates and services enterprise software. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35418.

Historical Performance of EPAM Systems, Inc.

700
600
500
400
300
200
100
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Etsy, Inc. is an online marketplace for buyers and sellers of unique and creative goods. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36911.

Historical Performance of Etsy, Inc.

Closing Level
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Exact Sciences Corporation is a cancer screening and diagnostics company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35092.

Historical Performance of Exact Sciences Corporation

175
150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Expedia Group, Inc. is an online travel company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37429.

  Historical Performance of Expedia Group, Inc.

Closing Level
200
175
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Facebook, Inc. is an online social networking service. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35551.

Historical Performance of Facebook, Inc.

Closing Level
400
350
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Fifth Third Bancorp is a bank holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33653.

Historical Performance of Fifth Third Bancorp

According to publicly available information, Five Below, Inc. is a value retailer offering a wide variety of products targeted at the tween and teen customer. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35600.

Historical Performance of Five Below, Inc.

250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Five9, Inc. provides cloud software for contact centers. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36383.

Historical Performance of Five9, Inc.

According to publicly available information, Floor & Decor Holdings, Inc. is a specialty retailer of hard surface flooring and related accessories. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38070.

Historical Performance of Floor & Decor Holdings, Inc.

125
100
75
50
25
0
Closing Level
Apr-2017
Apr-2018
Apr-2019
Apr-2020
Apr-2021

According to publicly available information, FMC Corporation is an agricultural sciences company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-02376.

Historical Performance of FMC Corporation

According to publicly available information, Fortinet, Inc. provides cybersecurity solutions. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34511.

Historical Performance of Fortinet, Inc.

350
300
250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

 According to publicly available information, frontdoor, inc. is a provider of home services plans. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38617.

Historical Performance of frontdoor, inc.

60
50
40
30
20
10
0
Closing Level
Sep-2018
Sep-2019
Sep-2020

According to publicly available information, Genuine Parts Company is a distributor of automotive and industrial replacement parts. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-05690.

Historical Performance of Genuine Parts Company

Closing Level
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Gerdau S.A. is a steel manufacturer. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-14878.

Historical Performance of Gerdau S.A.

8
7
6
5
4
3
2
1
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

 According to publicly available information, Graco Inc. is a multi-national manufacturing company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-09249.

Historical Performance of Graco Inc.

90
80
70
60
50
40
30
20
10
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Graham Holdings Company is a diversified education and media company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-06714.

Historical Performance of Graham Holdings Company

800
700
600
500
400
300
200
100
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Grand Canyon Education, Inc. is an education services company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34211.

Historical Performance of Grand Canyon Education, Inc.

Closing Level
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Granite Construction Incorporated is a infrastructure company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12911.

Historical Performance of Granite Construction Incorporated

Closing Level
70
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Grocery Outlet Holding Corp. is a value retailer of consumables and fresh products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38950. Grocery Outlet Holding Corp. has been listed on The Nasdaq Global Select Market since the completion of its initial public offering on June 24, 2019. The graph below shows the daily historical prices of Grocery Outlet Holding Corp. from the completion of its public offering on June 24, 2019 through August 23, 2021.

Historical Performance of Grocery Outlet Holding Corp.

Closing Level
50
40
30
20
10
0
Jun-2019
Jun-2020
Jun-2021

According to publicly available information, Guardant Health, Inc. is a precision oncology company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38683. Guardant Health, Inc. has been listed on the Nasdaq Global Select Market since the completion of its initial public offering on October 4, 2018. The graph below shows the daily historical prices of Guardant Health, Inc. from the completion of its public offering on October 4, 2018 through August 23, 2021.

Historical Performance of Guardant Health, Inc.

Closing Level
200
175
150
125
100
75
50
25
0
Oct-2018
Oct-2019
Oct-2020

According to publicly available information, H&R Block, Inc. is a global tax preparation company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-06089.

Historical Performance of H&R Block, Inc.

Closing Level
40
35
30
25
20
15
10
5
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Hanesbrands Inc. is a marketer of everyday basic innerwear and activewear apparel. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-32891.

Historical Performance of Hanesbrands Inc.

35
30
25
20
15
10
5
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Herc Holdings Inc. is a full-line equipment rental supplier. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001- 03313.

Historical Performance of Herc Holdings Inc.

150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Honeywell International Inc.is a diversified technology and manufacturing company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-08974.

Historical Performance of Honeywell International Inc.

250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Houghton Mifflin Harcourt Company learning technology company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-036166.

Historical Performance of Houghton Mifflin Harcourt Company

Closing Level
20
15
10
5
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, HubSpot, Inc. is a cloud-based customer relationship management company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36680.

Historical Performance of HubSpot, Inc.

Closing Level
700
600
500
400
300
200
100
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Huntington Ingalls Industries, Inc. is a military shipbuilding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34910.

Historical Performance of Huntington Ingalls Industries, Inc.

Closing Level
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Huntsman Corporation is a manufacturer of differentiated organic chemical products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-32427.

Historical Performance of Huntsman Corporation

40
35
30
25
20
15
10
5
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, IDEX Corporation is an applied solutions business that sells an array of pumps, valves, flow meters and other fluidics systems and components and engineered products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-10235.

Historical Performance of IDEX Corporation

Closing Level
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Illinois Tool Works Inc. is a manufacturer of industrial products and equipment. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-04797.

Historical Performance of Illinois Tool Works Inc.

250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Incyte Corporation is a biopharmaceutical company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12400.

Historical Performance of Incyte Corporation.

175
150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, International Paper Company is a global producer of renewable fiber-based packaging and pulp and paper products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-03157.

Historical Performance of International Paper Company

Closing Level
70
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Invitae Corporation delivers genetic testing services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36847.

Historical Performance of Invitae Corporation

Closing Level
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, ITT Inc. is a diversified manufacturer of highly engineered critical components and customized technology solutions for the transportation, industrial, and energy markets. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-05672.

Historical Performance of ITT Inc.

Closing Level
100
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Jacobs Engineering Group Inc. provides professional services including consulting, technical, scientific and project delivery for the government and private sector. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-07463.

Historical Performance of Jacobs Engineering Group Inc.

Closing Level
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Johnson Controls International plc engineers, manufactures and commissions building products and systems. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-13836.

Historical Performance of Johnson Controls International plc

Closing Level
80
70
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

JPMorgan Chase & Co. is a financial services firm. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-05805.

Historical Performance of JPMorgan Chase & Co.

Closing Level
175
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, KBR, Inc. is a provider of full life-cycle professional services, project delivery and technologies. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33146.

Historical Performance of KBR, Inc.

Closing Level
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Laureate Education, Inc. operates operate a portfolio of degree-granting higher education institutions in Mexico and Peru. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38002.

Historical Performance of Laureate Education, Inc.

Closing Level
20
15
10
5
0
Feb-2017
Feb-2018
Feb-2019
Feb-2020
Feb-2021

According to publicly available information, lululemon athletica inc. is a designer, distributor, and retailer of athletic apparel and accessories. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33608.

Historical Performance of lululemon athletica inc.

Closing Level
450
400
350
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Macquarie Infrastructure Corporation owns and operates a portfolio of infrastructure and infrastructure-like businesses that provide services to corporations, government agencies and individual customers. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-32384.

Historical Performance of Macquarie Infrastructure Corporation

70
60
50
40
30
20
10
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Martin Marietta Materials, Inc. is a natural resource-based building materials company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12744.

Historical Performance of Martin Marietta Materials, Inc.

Closing Level
400
350
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Masco Corporation designs, manufactures and distributes branded home improvement and building products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-05794.

Historical Performance of Masco Corporation

Closing Level
70
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, MasTec, Inc. is an infrastructure construction company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-08106.

Historical Performance of MasTec, Inc.

Closing Level
0
20
40
60
80
100
120
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, McDonald’s Corporation franchises and operates McDonald’s restaurants. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-05231.

Historical Performance of McDonald’s Corporation

250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Medallia, Inc. develops and services enterprise software. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38982. Medallia, Inc. has been listed on New York Stock Exchange since the completion of its initial public offering on July 19, 2019. The graph below shows the daily historical prices of Medallia, Inc. from the completion of its initial public offering on July 19, 2019 through August 23, 2021.

Historical Performance of Medallia, Inc.

50
40
30
20
10
0
Closing Level
Jul-2019
Jul-2020
Jul-2021

According to publicly available information, MetLife, Inc. is a financial services company that provides insurance, annuities, employee benefits and asset management. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-15787.

Historical Performance of MetLife, Inc.

Closing Level
70
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, MongoDB, Inc. runs a general purpose database platform. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38240

Historical Performance of MongoDB, Inc.

Closing Level
400
300
200
100
0
Oct-2017
Oct-2018
Oct-2019
Oct-2020

According to publicly available information, Monster Beverage Corporation develops, markets, sells and distributes energy drink beverages and concentrates for energy drink beverages. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-18761.

Historical Performance of Monster Beverage Corporation

100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Morgan Stanley is a financial services firm. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-11758.

Historical Performance of Morgan Stanley

120
100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Netflix, Inc. is a streaming entertainment service company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35727.

Historical Performance of Netflix, Inc.

Closing Level
600
500
400
300
200
100
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, New Relic, Inc. provides a cloud-based platform that enables organization to collect, store and analyze data in real time. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36766.

Historical Performance of New Relic, Inc.

Closing Level
120
100
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, NovoCure Limited is a oncology company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37565.

Historical Performance of NovoCure Limited

250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Okta, Inc. is an identity management platform company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38044. Okta, Inc. has been listed on the Nasdaq Stock Market LLC since the completion of its initial public offering on April 7, 2017. The graph below shows the daily historical prices of Okta, Inc. from the completion of its initial public offering on April 7, 2017 through August 23, 2021.

Historical Performance of Okta, Inc.

Closing Level
300
250
200
150
100
50
0
Apr-2017
Apr-2018
Apr-2019
Apr-2020
Apr-2021

According to publicly available information, Olin Corporation is a manufacturing company concentrating in the chlor alkali industry. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-01070.

Historical Performance of Olin Corporation

Closing Level
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Ollie's Bargain Outlet Holdings, Inc. is a value merchandise retail company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37501.

Historical Performance of Ollie's Bargain Outlet Holdings, Inc.

Closing Level
0
20
40
60
80
100
120
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, O'Reilly Automotive, Inc. is a specialty retailer of automotive aftermarket parts. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-21318.

Historical Performance of O'Reilly Automotive, Inc.

700
600
500
400
300
200
100
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Oshkosh Corporation is a designer, manufacturer and marketer of access equipment, specialty vehicles and truck bodies. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-31371.

Historical Performance of Oshkosh Corporation

150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

Packaging Corporation of America is a producer of containerboard products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-15399.

Historical Performance of Packaging Corporation of America

175
150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Palo Alto Networks, Inc. is a cybersecurity provider. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35594.

Historical Performance of Palo Alto Networks, Inc.

Closing Level
450
400
350
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Parker-Hannifin Corporation is a diversified manufacturer of motion and control technologies and systems. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-04982.

Historical Performance of Parker-Hannifin Corporation

Closing Level
350
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Paycom Software, Inc. is a provider of cloud-based  human capital management solutions. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36393.

Historical Performance of Paycom Software, Inc.

500
400
300
200
100
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Paylocity Holding Corporation is a cloud-based provider of payroll and human capital management. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36348.

Historical Performance of Paylocity Holding Corporation

Closing Level
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

PayPal Holdings, Inc. is a technology platform and digital payments company that enables digital and mobile payments on behalf of merchants and consumers worldwide. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36859.

Historical Performance of PayPal Holdings, Inc.

350
300
250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, PDC Energy, Inc. is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37419.

Historical Performance of PDC Energy, Inc.

Closing Level
90
80
70
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Penumbra, Inc. is a healthcare company focused on innovative therapies. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37557.

Historical Performance of Penumbra, Inc.

Closing Level
350
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Planet Fitness, Inc. franchises and operates fitness centers. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing SEC file number 001-37534.

Historical Performance of Planet Fitness, Inc.

100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Pool Corporation is a wholesale distributor of swimming pool supplies, equipment and related leisure products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-26640.

Historical Performance of Pool Corporation

Closing Level
500
400
300
200
100
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Proofpoint, Inc is a cybersecurity company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35506.

Historical Performance of Proofpoint, Inc

200
175
150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, PTC Therapeutics, Inc. is a biopharmaceutical company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35969.

Historical Performance of PTC Therapeutics, Inc.

Closing Level
70
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Pure Storage, Inc. is a data-storage solutions company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37570.

Historical Performance of Pure Storage, Inc.

Closing Level
30
25
20
15
10
5
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Qualys, Inc. is a provider of a cloud-based platform delivery information technology, security and compliance solutions. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35662.

Historical Performance of Quanta Services, Inc.

Closing Level
100
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Ralph Lauren Corporation designs, markets and distributes  lifestyle products, including apparel, footwear, accessories, home furnishings, fragrances and hospitality. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-13057.

Historical Performance of Ralph Lauren Corporation

150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Raymond James Financial, Inc. is a diversified financial services company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-09109.

Historical Performance of Raymond James Financial, Inc.

Closing Level
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

Regions Financial Corporation provides traditional commercial, retail and mortgage banking services, as well as other financial services in the fields of asset management, wealth management, securities brokerage, trust services, merger and acquisition advisory services, and other specialty financing. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34034.

Historical Performance of Regions Financial Corporation

Closing Level
25
20
15
10
5
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Repligen Corporation is a life sciences company that develops and commercializes bioprocessing technologies and systems. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-14656.

Historical Performance of Repligen Corporation

300
250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Republic Services, Inc. is a provider of environmental services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-14267.

Historical Performance of Republic Services, Inc.

140
120
100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, RingCentral, Inc. is a provider of enterprise cloud communications, video meetings, collaboration, and contact center software-as-a-service solutions. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36089.

Historical Performance of RingCentral, Inc.

500
400
300
200
100
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Rockwell Automation, Inc. is an industrial automation and digital transformation company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12383.

Historical Performance of Rockwell Automation, Inc.

Closing Level
350
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Roku, Inc. is a TV streaming platform. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38211. Roku, Inc. has been listed on the Nasdaq Global Select Market since the completion of its initial public offering on September 29, 2017. The graph below shows the daily historical prices of Roku, Inc. from the completion of its initial public offering on September 29, 2017 through August 23, 2021.

Historical Performance of Roku, Inc.

Closing Level
500
400
300
200
100
0
Sep-2017
Sep-2018
Sep-2019
Sep-2020

According to publicly available information, Roper Technologies, Inc. is a technology company.  Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12273.

Historical Performance of Roper Technologies, Inc.

Closing Level
500
400
300
200
100
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, salesforce.com, inc. is a customer relationship management technology company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-32224.

Historical Performance of salesforce.com, inc.

Closing Level
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Seagen Inc. is a biotechnology company that develops and commercializes targeted therapies to treat cancer. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-32405.

Historical Performance of Seagen Inc.

200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Service Corporation International is a provider of deathcare products and services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-64021-1.

Historical Performance of Service Corporation International

70
60
50
40
30
20
10
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, ServiceNow, Inc. is provides information technology, employee and customer workflows in standardized product offerings. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35580.

Historical Performance of ServiceNow, Inc.

700
600
500
400
300
200
100
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Signature Bank is a commercial bank. Information filed with the FDIC by the basket stock issuer can be located by referencing its FDIC certificate number 57053.

Signature Bank files financial and other information specified by the SEC for companies with securities registered under the Exchange Act with the Federal Deposit Insurance Corporation (the “FDIC”), which can be located by referencing its FDIC certificate number 57053. The address of the FDIC’s website is fdic.gov.

Historical Performance of Signature Bank

300
250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Silgan Holdings Inc. is a manufacturer of rigid packaging for consumer goods products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-22117.

Historical Performance of Silgan Holdings Inc.

Closing Level
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Smartsheet Inc. is an enterprise platform company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38464.

Historical Performance of Smartsheet Inc.

Closing Level
80
60
40
20
0
Apr-2018
Apr-2019
Apr-2020
Apr-2021

According to publicly available information, Splunk Inc. is a cloud and software company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35498.

Historical Performance of Splunk Inc.

Closing Level
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Spotify Technology S.A. is an audio streaming subscription service. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38438. Spotify Technology S.A. has been listed on the New York Stock Exchange since the completion of its initial public offering on April 3, 2018. The graph below shows the daily historical prices of Spotify Technology S.A. from the completion of its public offering on April 3, 2018 through August 23, 2021.

Historical Performance of Spotify Technology S.A.

400
350
300
250
200
150
100
50
0
Closing Level
Apr-2018
Apr-2019
Apr-2020
Apr-2021

According to publicly available information, Square, Inc. is a payment company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37622.

Historical Performance of Square, Inc.

300
250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Steel Dynamics, Inc. is a steel producer and metal recycler. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-21719.

Historical Performance of Steel Dynamics, Inc.

80
70
60
50
40
30
20
10
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Stericycle, Inc. is a business-to-business services company and provider of compliance-based solutions. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37556.

Historical Performance of Stericycle, Inc.

Closing Level
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Strategic Education, Inc. is an education services company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-21039.

Historical Performance of Strategic Education, Inc.

Closing Level
200
175
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Stride, Inc. is an education services company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33883.

Historical Performance of Stride, Inc.

Closing Level
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Summit Materials, Inc. is a construction materials company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36873.

Historical Performance of Summit Materials, Inc.

Closing Level
40
35
30
25
20
15
10
5
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Sysco Corporation is a distributor of food and related products to the foodservice or food-away-from-home industry. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-06544.

Historical Performance of Sysco Corporation

Closing Level
0
20
40
60
80
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Tandem Diabetes Care, Inc. is a medical device company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36189.

Historical Performance of Tandem Diabetes Care, Inc.

140
120
100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Teladoc Health, Inc. is a virtual healthcare services provider. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37477.

Historical Performance of Teladoc Health, Inc.

Closing Level
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Terminix Global Holdings, Inc. is a provider of residential and commercial termite and pest management services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36507.

Historical Performance of Terminix Global Holdings, Inc.

60
50
40
30
20
10
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Tesla, Inc. designs, develops, manufactures, sells and leases fully electric vehicles and energy generation and storage systems. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34756.

Historical Performance of Tesla, Inc.

Closing Level
1000
800
600
400
200
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, The Timken Company designs and manages engineered bearings and power transmission products and related services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-01169.

Historical Performance of The Timken Company

100
80
60
40
20
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, The Gap, Inc. is an apparel retail company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-07562.

Historical Performance of The Gap, Inc.

40
35
30
25
20
15
10
5
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, The Mosaic Company produces and markets concentrated phosphate and potash crop nutrients. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-32327

Historical Performance of The Mosaic Company

Closing Level
40
35
30
25
20
15
10
5
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, The PNC Financial Services Group, Inc. is a financial holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-09718.

Historical Performance of The PNC Financial Services Group, Inc.

Closing Level
225
200
175
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, The Trade Desk, Inc. is a technology company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37879. The Trade Desk, Inc. has been listed on the Nasdaq Stock Market LLC since the completion of its initial public offering on September 21, 2016. The graph below shows the daily historical prices of The Trade Desk, Inc. from the completion of its initial public offering on September 21, 2016 through August 23, 2021.

Historical Performance of The Trade Desk, Inc.

100
80
60
40
20
0
Closing Level
Sep-2016
Sep-2017
Sep-2018
Sep-2019
Sep-2020

According to publicly available information, The Wendy’s Company operates, develops and franchises quick-service restaurants. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-02207.

Historical Performance of The Wendy’s Company

Closing Level
30
25
20
15
10
5
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Twilio Inc. enables developers to build, scale and operate communications within software applications. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37806. Twilio Inc. has been listed on the New York Stock Exchange since the completion of its initial public offering on June 23, 2016. The graph below shows the daily historical prices of Twilio Inc. from the completion of its initial public offering on June 23, 2016 through August 23, 2021.

Historical Performance of Twilio Inc.

500
400
300
200
100
0
Closing Level
Jun-2016
Jun-2017
Jun-2018
Jun-2019
Jun-2020
Jun-2021

According to publicly available information, Tyler Technologies, Inc. is a provider of integrated information management solutions and services for the public sector. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-10485.

Historical Performance of Tyler Technologies, Inc.

Closing Level
500
400
300
200
100
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, U.S. Concrete, Inc. is a heavy building materials supplier of aggregates and ready-mixed concrete. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34530.

Historical Performance of U.S. Concrete, Inc.

Closing Level
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Ulta Beauty, Inc. is a beauty retailer. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33764.

Historical Performance of Ulta Beauty, Inc.

400
350
300
250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, United Rentals, Inc. is an equipment rental company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-14387.

Historical Performance of United Rentals, Inc.

Closing Level
400
350
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Univar Solutions Inc. is a chemical and ingredient distributor. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37443.

Historical Performance of Univar Solutions Inc.

Closing Level
35
30
25
20
15
10
5
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, US Foods Holding Corp. is a food company and foodservice distributor. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37786. US Foods Holding Corp. has been listed on the New York Stock Exchange since the completion of its initial public offering on May 26, 2016. The graph below shows the daily historical prices of US Foods Holding Corp. from the completion of its initial public offering on May 26, 2016 through August 23, 2021.

Historical Performance of US Foods Holding Corp.

Closing Level
40
30
20
10
0
May-2016
May-2017
May-2018
May-2019
May-2020
May-2021

According to publicly available information, V.F. Corporation is an apparel, footwear and accessories company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-05256.

Historical Performance of V.F. Corporation

Closing Level
100
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Valmont Industries, Inc. is a producer of products and services for infrastructure and agriculture markets. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-31429.

Historical Performance of Valmont Industries, Inc.

300
250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Veeva Systems Inc. is a provider of industry cloud solutions for the life sciences industry. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36121.

Historical Performance of Veeva Systems Inc.

Closing Level
350
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Vertex Pharmaceuticals Incorporated is a biotechnology company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-19319.

Historical Performance of Vertex Pharmaceuticals Incorporated

Closing Level
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Vulcan Materials Company is a supplier of construction aggregates, a producer of asphalt mix and ready-mixed concrete, and a supplier of construction paving services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33841.

Historical Performance of Vulcan Materials Company

Closing Level
200
175
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, WestRock Company is a provider of fiber-based paper and packaging solutions. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38736.

Historical Performance of WestRock Company

80
70
60
50
40
30
20
10
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Wingstop Inc. is a fast casual chicken wings-focused restaurant chain. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number  001-37425.

Historical Performance of Wingstop Inc.

200
175
150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Workday, Inc. is a provider of enterprise cloud applications for finance and human resources. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35680.

Historical Performance of Workday, Inc.

Closing Level
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, WW International, Inc. is a wellness company. On April 22, 2019, WW International, Inc. began trading under the ticker symbol “WW” on the Nasdaq Stock Market LLC. Prior to April 22, 2019, WW International, Inc. traded under the ticker symbol “WTW.” Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-16769.

Historical Performance of WW International, Inc.

Closing Level
100
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Xylem Inc. is a water technology company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35229.

Historical Performance of Xylem Inc.

150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Zendesk, Inc. is a customer relationship management company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36456.

Historical Performance of Zendesk, Inc.

175
150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Zillow Group, Inc. is a digital real estate company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36853.

Historical Performance of Zillow Group, Inc.

225
200
175
150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Zscaler, Inc. is a cloud security company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38413. Zscaler, Inc. has been listed on the Nasdaq Stock Market LLC since the completion of its initial public offering on March 16, 2018. The graph below shows the daily historical prices of Zscaler, Inc. from the completion of its initial public offering on March 16, 2018 through August 23, 2021.

Historical Performance of Zscaler, Inc.

Closing Level
250
200
150
100
50
0
Mar-2018
Mar-2019
Mar-2020
Mar-2021

Hypothetical Historical Closing Levels of the Basket

Because the basket is a newly created basket and its level will begin to be calculated only on the trade date, there is no actual historical information about the closing levels of the basket as of the date of this prospectus supplement.  Therefore, the hypothetical closing levels of the basket provided in the graph below were calculated from publicly available historical basket stock prices of each basket stock.

The following graph is based on the hypothetical basket closing level for the period from June 24, 2019 through August 23, 2021, assuming that the hypothetical basket closing level was 100 on June 24, 2019. We derived the hypothetical basket closing levels based on the method to calculate the basket closing level as described in this prospectus supplement and on actual closing prices of the relevant basket stocks on the relevant date. The hypothetical basket closing level has been normalized such that its hypothetical level on June 24, 2019 was 100. As noted in this prospectus supplement, the initial basket level will be set at 100 on the trade date. The basket closing level can increase or decrease due to changes in the levels of the basket stocks. The hypothetical closing levels of the basket begin at June 24, 2019 because one of the basket stocks, Grocery Outlet Holding Corp. has available historical data only from June 24, 2019.

Hypothetical Historical Performance of the Basket

200
175
150
125
100
75
50
25
0
Closing Level
Jul-2019
Jul-2020
Jul-2021

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a tax exempt organization;
•	a partnership;
•	a regulated investment company;
•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•	a person that owns a note as a hedge or that is hedged against interest rate risks;
•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as pre-paid derivative contracts in respect of the basket stocks. Except as otherwise stated below, the discussion herein assumes that the notes will be so treated.

Upon the sale, exchange or maturity of your notes, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount that you paid for the notes. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss.  If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

We will not attempt to ascertain whether any of the basket stock issuers would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If any of the basket stock issuers were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder. You should refer to information filed with the SEC and other authorities by the basket stock issuers and consult your tax advisor regarding the possible consequences to you, if any, if any of the basket stock issuers is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your notes would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your notes could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your notes at maturity and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the notes should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

We will not attempt to ascertain whether any of the basket stock issuers would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If any of the basket stock issuers were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-United States holder. You should refer to information filed with the SEC and other authorities by the basket stock issuers and consult your tax advisor regarding the possible consequences to you, if any, if any of the basket stock issuers is or becomes a USRPHC.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the basket stocks during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2023, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Employee Retirement Income Security Act

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include:  transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a nonexempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a government plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

Supplemental Plan of Distribution

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this prospectus supplement. GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this prospectus supplement.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.  For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

We have been advised that GS&Co. will also pay a fee in connection with the distribution of the notes to SIMON Markets LLC, a broker-dealer affiliated with GS Finance Corp.

We will deliver the notes against payment therefor in New York, New York on August 30, 2021. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a)the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)	a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA;

(iii)	or not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp  or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

VALIDITY OF THE NOTES AND GUARANTEE

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the notes offered by this prospectus supplement have been executed and issued by GS Finance Corp., such notes have been authenticated by the trustee pursuant to the indenture, and such notes have been delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such notes will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated February 23, 2021, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on February 23, 2021.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

Prospectus Supplement dated March 22, 2021
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
Considerations Relating to Indexed Notes	S-11
United States Taxation	S-14
Employee Retirement Income Security Act	S-15
Supplemental Plan of Distribution	S-16
Validity of the Notes and Guarantees	S-18

Prospectus dated March 22, 2021
Available Information	2
Prospectus Summary	4
Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements	8
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	70
Description of Units We May Offer	88
GS Finance Corp.	93
Legal Ownership and Book-Entry Issuance	95
Considerations Relating to Indexed Securities	104
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	105
United States Taxation	108
Plan of Distribution	126
Conflicts of Interest	129
Employee Retirement Income Security Act	130
Validity of the Securities and Guarantees	131
Independent Registered Public Accounting Firm	132
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	132

$13,144,000 GS Finance Corp. Leveraged Basket-Linked Notes due 2022 guaranteed by The Goldman Sachs Group, Inc. ____________ ____________ Goldman Sachs & Co. LLC